As filed with the Securities and Exchange Commission on June 18, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
New York Mortgage Trust, Inc.
(Exact Name of Registrant as Specified in its Governing Instruments)

MARYLAND	47-0934168
(state or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

1301 Avenue of the Americas
New York, New York 10019
(212) 792-0107
(Address, Including Zip Code, and Telephone Number, including
Area Code, of Registrant’s Principal Executive Offices)

David A. Akre
Steven R. Mumma
Co-Chief Executive Officers
New York Mortgage Trust, Inc.
1301 Avenue of the Americas
New York, New York 10019
(212) 792-0107
(212) 655-6269 (Telecopy)
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

Copies to:
Daniel M. LeBey, Esq.
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, Virginia 23219-4074
(804) 788-8200
(804) 788-8218 (Telecopy)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of The Exchange Act. (check one):

Large Accelerated Filer  ☐  Accelerated Filer ☐  Non-Accelerated Filer  ☒  Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered(1)	Amount to Be Registered(2)	Proposed Maximum Offering Price		Proposed Maximum Aggregate Offering Price(2)		Amount of Registration Fee
Series A Cumulative Convertible Redeemable Preferred Stock, $0.01 par value per share	1,000,000	$20.00		$20,000,000.00		$786.00
Common Stock, $0.01 par value per share	2,500,000	$5.72	(3)	$14,300,000	(3)		(4)

(1)
This Registration Statement relates to the resale or other distribution by the selling stockholders named herein of up to 1,000,000 shares of Series A Cumulative Convertible Redeemable Preferred Stock (“Series A Preferred Stock”) and 2,500,000 shares of common stock, $0.01 par value (“Common Stock”), which are issuable upon conversion of the Series A Preferred Stock, in each case, of New York Mortgage Trust, Inc., a Maryland corporation (the “Registrant”).

(2)
Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock which become issuable by reason of any stock dividend, stock split or similar transaction or adjustment in the number of shares issuable as provided in the Articles Supplementary Establishing and Fixing the Rights and Preferences of the Series A Preferred Stock.

(3)	Calculated in accordance with Rule 457(c) under the Securities Act based on the average of the high and low reported sales prices of our common stock on the NASDAQ Capital Market on June 16, 2008.
(4)
No additional registration fee is required pursuant to Rule 457(i) under the Securities Act for the 2,500,000 shares of Commons Stock that are issuable upon conversion of the 1,000,000 shares of Series A Preferred Stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JUNE 18, 2008

PROSPECTUS

1,000,000 Shares of Series A Cumulative Redeemable Convertible Preferred Stock
2,500,000 Shares of Common Stock

________________

We are a self-advised real estate investment trust, or REIT, in the business of investing in residential adjustable rate mortgage-backed securities issued by a United States government-sponsored enterprise, or GSE, such as the Federal National Mortgage Association, or Fannie Mae, or the Federal Home Loan Mortgage Corporation, or Freddie Mac, prime credit quality residential adjustable-rate mortgage loans and non-agency mortgage-backed securities.

This prospectus relates to the resale, from time to time, by the selling stockholders named in this prospectus of up to 1,000,000 shares of our Series A Cumulative Redeemable Convertible Preferred Stock, $0.01 par value per share, or Series A Preferred Stock, and up to 2,500,000 shares of our common stock, $0.01 par value per share, which are issuable upon conversion of the Series A Preferred Stock. Pursuant to the Articles Supplementary Establishing and Fixing the Rights and Preferences of the Series A Preferred Stock, a holder of our Series A Preferred Stock has the right, at its option, to convert all or any portion of the Series A Preferred Stock owned by it at a conversion rate of one share of common stock per $8.00 liquidation preference, which represents a conversion rate of two and one-half (2 ½) shares of common stock for each share of our Series A Preferred Stock. The selling stockholders named in this prospectus purchased the shares of our Series A Preferred Stock being offered by this prospectus at a price per share of $20.00 pursuant to a private placement in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, or Securities Act, and Rule 506 of Regulation D thereunder. We are registering these shares in accordance with the terms of a registration rights agreement among us and the selling stockholders named herein, for the benefit of those parties and their permitted transferees. The registration of these shares does not necessarily mean the selling stockholders will offer or sell any of these shares. We will not receive any of the proceeds from the sale of these shares by the selling stockholders, but we will incur expenses in connection with the registration of these shares.

Our shares of common stock are traded on the NASDAQ Capital Market, under the symbol “NYMT.” The last reported sale price of our common stock on the NASDAQ Capital Market on June 16, 2008, was $5.94 per share. We have agreed to use our commercially reasonable best efforts to cause the Series A Preferred Stock to be listed on the NASDAQ Capital Market. Our Series A Preferred Stock is not currently listed on any securities exchange.

The selling stockholders from time to time may offer and resell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of the sale. To the extent required, the name of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement that will accompany this prospectus. A prospectus supplement also may add, update or change the information contained in this prospectus.

We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, for federal income tax purposes. To assist us in qualifying as a REIT, ownership of our capital stock by any person is generally limited to 9.9% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Investing in the securities offered by this prospectus involves risks. See “ Risk Factors” beginning on page 8 of this prospectus for a discussion of those risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2008.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the shares of common stock described in this prospectus or any applicable prospectus supplement in any state where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as the information we previously filed with the SEC and incorporated by reference, is accurate only as of the date of the documents containing the information.

i

HOW TO OBTAIN MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any reports, statements, or other information we file with the SEC at its public reference room in Washington, D.C. (100 F Street, N.E. 20549). Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public on the Internet, through a website maintained by the SEC at http://www.sec.gov.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus, any prospectus supplement to the prospectus or any information incorporated by reference later. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, unless specifically stated otherwise, prior to completion of the offering of securities described in this prospectus.

We incorporate by reference the documents listed below:

1. Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

2. Quarterly Report on Form 10-Q for the three months ended March 31, 2008.

3. Current Report on Form 8-K filed January 25, 2008 (with respect to Items 1.01, 3.02, 5.02, 5.03 and 9.01).

4. Current Report on Form 8-K filed February 19, 2008.

5. Current Report on Form 8-K filed February 21, 2008.

6. Current Report on Form 8-K filed February 26, 2008.

7. Current Report on Form 8-K filed March 11, 2008.

8. Current Report on Form 8-K/A filed March 14, 2008.

9. Current Report on Form 8-K filed March 19, 2008.

10. Current Report on Form 8-K filed April 22, 2008.

11. Current Report on Form 8-K filed May 16, 2008.

12. Current Report on Form 8-K filed May 28, 2008.

13. Current Report on Form 8-K filed June 4, 2008.

14. The description of our capital stock contained in our Registration Statement on Form 8-A filed June 3, 2008.

You may obtain copies of these documents at no cost by requesting them from us in writing at the following address: New York Mortgage Trust, Inc., c/o Secretary, 1301 Avenue of the Americas, New York, New York 10019. Our telephone number is (212) 792-0107.

ABOUT THIS PROSPECTUS

This prospectus is part of a resale shelf registration statement. The selling stockholders named under the heading “Selling Stockholders” may sell, from time to time, in one or more offerings, the shares of the Series A Preferred Stock and common stock described in this prospectus. This prospectus only provides you with a general description of the securities the selling stockholders may offer. To the extent required for any offering, a prospectus supplement will set forth the number of shares of the Series A Preferred Stock and common stock being offered, the initial offering price, the names of any underwriters, dealers, brokers or agents and the applicable sales commission or discount. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “How to Obtain More Information.”

CERTAIN DEFINITIONS

In this prospectus, unless the context suggests otherwise, references to “our company,” “we,” “us” and “our” mean New York Mortgage Trust, Inc., including its subsidiaries. “Hypotheca” refers to our taxable REIT subsidiary, or TRS, and predecessor, Hypotheca Capital, LLC (formerly known as The New York Mortgage Company, LLC), “NYMF” refers to our qualified REIT subsidiary, or QRS, New York Mortgage Funding, LLC and “JMPAM” refers to JMP Asset Management LLC, the external advisor to Hypotheca, NYMF and any additional subsidiaries acquired or formed in the future to hold investments made on our behalf by JMPAM. Collectively, we refer to the subsidiaries to be advised by JMPAM as the “Managed Subsidiaries.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements. Forward looking statements are those which are not historical in nature and can often be identified by their inclusion of words such as “will,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend” and similar expressions. Any projection of revenues, earnings or losses, capital expenditures, distributions, capital structure or other financial terms is a forward-looking statement. Certain statements regarding the following particularly are forward-looking in nature:

—	our business strategy;

—	future performance, developments, market forecasts or projected dividends; and

—	projected capital expenditures.

It is important to note that the description of our business is a statement about our operations as of a specific point in time. It is not meant to be construed as an investment policy, and the types of assets we hold, the amount of leverage we use, the liabilities we incur and other characteristics of our assets and liabilities are subject to reevaluation and change without notice.

Our forward-looking statements are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to us. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that might cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from expectations are:

—	our portfolio strategy may be changed or modified by our management without advance notice to stockholders, and we may suffer losses as a result of such modifications or changes;

—	market changes in the terms and availability of repurchase agreements used to finance our investment portfolio activities;

—	interest rate mismatches between our mortgage-backed securities and our borrowings used to fund such purchases;

—	changes in interest rates and mortgage prepayment rates;

—	effects of interest rate caps on our adjustable-rate mortgage-backed securities;

—	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

—	potential impacts of our leveraging policies on our net income and cash available for distribution;

—	our board's ability to change our operating policies and strategies without notice to you or stockholder approval;

—
our ability to manage, minimize or eliminate liabilities stemming from the discontinued operations including, among other things, litigation, repurchase obligations on the sales of mortgage loans and property leases;

—
there are conflicts of interest in our relationship with JMP Asset Management LLC, or JMPAM, the external advisor to Hypotheca and NYMF, which could result in decisions that are not in the best interests of our stockholders;

—	termination of the advisory agreement with JMPAM may be difficult and costly; and

—
the other important factors described in this prospectus under the caption “Risk Factors,” and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007, Part II, Item 1A of our Quarterly Report on Form 10-Q for the three months ended March 31, 2008 and the various other factors identified in or incorporated by reference into this prospectus and any other documents filed by us with the SEC.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the events described by our forward-looking events might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. In addition, you should carefully review the risk factors described in other documents we file from time to time with the SEC.

OUR COMPANY

General

We are a self-advised real estate investment trust, or REIT, in the business of investing in residential adjustable rate mortgage-backed securities issued by a United States government-sponsored enterprise, or GSE, such as the Federal National Mortgage Association, or Fannie Mae, or the Federal Home Loan Mortgage Corporation, or Freddie Mac, prime credit quality residential adjustable-rate mortgage, or ARM, loans, which we refer to as prime ARM loans, and non-agency mortgage-backed securities. We refer to residential adjustable rate mortgage-backed securities throughout this prospectus as MBS and MBS issued by a GSE as Agency MBS. We seek attractive long-term investment returns by investing our equity capital and borrowed funds in such securities. Our principal business objective is to generate net income for distribution to our stockholders resulting from the spread between the interest and other income we earn on our interest-earning assets and the interest expense we pay on the borrowings that we use to finance these assets, which we refer to as our net interest income.

We believe that the best approach to generating a positive net interest income is to manage our liabilities, principally in the form of short-term indebtedness (maturities of one year or less), in relation to the interest rate risks of our investments. To help achieve this result, we employ repurchase agreement financing, generally short-term, and over time will combine our financings with hedging techniques, primarily interest rate swaps. We may, subject to maintaining our REIT qualification, also employ other hedging techniques from time to time, including interest rate caps, floors and swap options to protect against adverse interest rate movements.

Since inception, our investment portfolio strategy has focused on the acquisition of high-credit quality ARM loans and securities. Moreover, since our exit from the mortgage lending business on March 31, 2007, we have exclusively focused our resources and efforts on investing, on a leveraged basis, in MBS and, since August 2007, we have employed a portfolio strategy that focuses on investments in Agency MBS. As of March 31, 2008, our assets were comprised of primarily Agency MBS and prime ARM loans held in securitization trusts.

Although we are in the business of investing in MBS and have most recently employed a portfolio strategy that focuses on investments in Agency MBS, we may engage in an alternative mortgage related investment strategy in the near future when market conditions permit. In connection with our exit from the mortgage lending business, we have an approximately $63.1 million net operating loss carry-forward from Hypotheca. We expect that JMPAM will, as an advisor to the Managed Subsidiaries pursuant to an advisory agreement between JMPAM and our company, focus on the acquisition of alternative mortgage related investments on behalf of the Managed Subsidiaries, some of which may allow us to utilize all or a portion of the net operating loss carry-forward. We expect this alternative mortgage-related investment strategy to primarily take the form of equity investments in unaffiliated third party entities, or Funds, that acquire or manage a portfolio of non-Agency MBS, some or all of which may be classified as non-investment grade securities. This strategy, if and when implemented, will vary from our core strategy and we can provide no assurance that we or JMPAM will be successful at implementing any alternative investment strategy.

Our principal offices are currently located at 1301 Avenue of the Americas, New York, New York 10019 and our telephone number is (212) 792-0107. At the end of June 2008, we expect to relocate our offices to 52 Vanderbilt Avenue, Suite 403, New York, New York 10166. Our web site address is http://www.nymtrust.com. The information at or connected to our web site does not constitute a part of this prospectus.

Recent Events

Reverse Stock Split

On May 27, 2008, we completed a one-for-two reverse stock split of our common stock. The one-for-two reverse stock split provided stockholders of record as of 12:01 a.m. on May 27, 2008, which we refer to as the effective time, with one share of common stock for every two shares of common stock owned as of the effective time. The Articles Supplementary Establishing and Fixing the Rights and Preferences of the Series A Preferred Stock, or Articles Supplementary, provide that the conversion rate and effective conversion price for our Series A Preferred Stock be appropriately adjusted to reflect any reverse stock split. As a result, the conversion rate on our Series A Preferred Stock was automatically adjusted to two and one-half to one (2 ½ to 1) from the original five to one (5 to 1) conversion rate and the effective conversion price on our Series A Preferred Stock was adjusted to $8.00 per share from the original $4.00 per share.

Common Stock Approved for Listing on NASDAQ Capital Market

Our common stock was approved for listing on the NASDAQ Capital Market on June 4, 2008 and began trading on the NASDAQ Capital Market effective June 5, 2008 under the symbol “NYMT”. Prior to our listing on the NASDAQ Capital Market, our common stock was most recently quoted on the Over-the-Counter Bulletin Board, or OTCBB, under the stock symbol “NYMO”. We have agreed to use our commercially reasonable best efforts to cause the Series A Preferred Stock to be listed on the NASDAQ Capital Market. Our Series A Preferred Stock is not currently listed on any securities exchange.

THE OFFERING

Series A Preferred Stock Offered by the Selling Stockholders	Up to 1,000,000 shares of Series A Cumulative Convertible Redeemable Preferred Stock.

Common Stock Offered by the Selling Stockholders	Up to 2,500,000 shares of common stock issuable upon conversion of the Series A Preferred Stock.

Terms of Series A Preferred Stock:

Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, before any payment or distribution by us shall be made to or set apart for the holders of any shares of common stock, holders of Series A Preferred Stock are entitled to receive a liquidation preference of $20.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders.

Dividends
Holders of Series A Preferred Stock are entitled to receive dividends at the rate of the greater of (i) two and one half percent (2.5%) per quarter of the $20.00 per share liquidation preference of the Series A Preferred Stock (equivalent to a fixed annual amount of $2.00 per share) or (ii) the quotient of the quarterly dividend declared by us on shares of our common stock divided by $8.00, which represents the conversion price.

Dividends will accumulate on a daily basis and are cumulative from (but excluding) the original date of issuance and are payable quarterly in arrears on or before the last day of each January, April, July and October of each year, to holders of record of the Series A Preferred Stock at the close of business on the last business day of March, June, September and December immediately preceding such dividend payment date. Accumulated dividends on the shares of our Series A Preferred Stock will not bear any interest. We paid the first dividend on the Series A Preferred Stock on March 31, 2008.

Ranking	Shares of our Series A Preferred Stock will rank with respect to dividend and distribution rights, redemption rights and upon our liquidation, winding up or dissolution:

—
prior or senior to any class or series of common stock of our company and any other class or series of equity securities of our company, if the holders of Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series, or junior stock;

—
on a parity with any class or series of equity securities of our company if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the Series A Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other, or parity stock;

—
junior to any class or series of equity securities of our company if, pursuant to the specific terms of such class or series, the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Series A Preferred Stock, or senior stock; and

	—	junior to all existing and future indebtedness of our company.

Redemption
To the extent any shares of our Series A Preferred Stock are not converted into shares of our common stock by December 31, 2010, we will redeem the outstanding Series A Preferred Stock, in whole but not in part, on or about December 31, 2010 at a cash redemption price equal to 100% of the Liquidation Preference, plus all accrued and unpaid dividends to the date fixed for redemption, which we refer to as the redemption date. Except as set forth below, the Series A Preferred Stock is not redeemable prior to December 31, 2010:

At any time following a Change of Control Optional Conversion Termination Date (as defined below under “Description of Series A Preferred Stock — Redemption”), we have the option upon written notice to the holders of record of the then outstanding shares of our Series A Preferred Stock (in accordance with certain notice requirements) to redeem the then outstanding shares of our Series A Preferred Stock, in whole but not in part, within 90 days after the Change of Control Optional Conversion Termination Date, for a cash redemption price equal to 100% of the $20.00 per share liquidation preference, plus all accrued and unpaid dividends to the redemption date.

Conversion of Series A Preferred Stock	Shares of our Series A Preferred Stock may be converted into shares of our common stock as follows:

Optional Conversion Right:
A holder of our Series A Preferred Stock has the right, at its option, to convert all or any portion of its outstanding Series A Preferred Stock into the number of fully paid and non-assessable shares of our common stock at a conversion rate of one share of common stock per $8.00 liquidation preference, which represents a conversion rate of two and one-half (2 ½) shares of common stock for each share of Series A Preferred Stock. See “Description of Series A Preferred Stock — Conversion” below.

Mandatory Conversion:
Each outstanding share of our Series A Preferred Stock will be converted into the number of fully paid and non-assessable shares of our common stock at the conversion rate (subject to adjustment as described below) upon satisfaction of the following conditions:

—
we have obtained the requisite approval(s), if any, of our common stockholders in connection with the issuance of the Series A Preferred Stock or any of our common stock issuable upon conversion of such shares of Series A Preferred Stock;

	—	the resale registration statement has been declared effective by the SEC; and

—
the number of shares of our common stock issuable upon conversion of the outstanding shares of Series A Preferred Stock equals a number that is less than ten percent (10%) of our then outstanding common stock.

See “Description of Series A Preferred Stock — Conversion” below.

Conversion Rate Adjustments
If, while any shares of our Series A Preferred Stock remain outstanding, we effect one or more stock dividends, stock split-ups (including reverse splits), subdivisions or consolidations on shares of our common stock, the conversion rate provided for in the Articles Supplementary will be appropriately adjusted to reflect such stock dividends, stock split-ups, subdivisions or consolidations of shares of our common stock. For example, on May 27, 2008, we completed a one-for-two reverse stock split on the then outstanding shares of our common stock. As a result, the conversion rate on our Series A Preferred Stock was adjusted to two and one-half to one from five to one.

In addition, if during the period in which shares of our Series A Preferred Stock remain outstanding we issue or sell any shares of our common stock (excluding any equity awards granted under the Company’s 2005 Stock Incentive Plan) for a price per share that is less than the effective conversion price, which as of May 27, 2008 was $8.00 per share, at the time of such issuance or sale, the conversion rate for our Series A Preferred Stock immediately will be adjusted by multiplying the conversion rate by the quotient of (x) the conversion price at the time of such issuance or sale divided by (y) the product of the conversion price at the time of such issuance or sale multiplied by (a) an amount equal to the sum of (i) the number of shares of our common stock outstanding and deemed to be outstanding immediately prior to such sale plus the number of shares of our common stock to be issued upon such issuance or sale multiplied by the conversion price at the time of such issuance or sale and (ii) the total consideration received and deemed to be received by us upon such issuance and sale and (b) dividing the result by an amount equal to (i) the sum of (A) the amount determined in (a) and (B) the product of the number of shares issued or sold multiplied by the conversion price at the time of such issuance or sale, minus (ii) the consideration received.

Voting Rights
Holders of our Series A Preferred Stock have the same voting rights as holders of our common stock and will vote together with holders of common stock as a single class, on an “as-converted” basis, except as set forth below:

Failure to Pay Dividends:
If we fail to pay dividends on any shares of our Series A Preferred Stock for six or more quarterly periods (whether or not consecutive), the number of directors then constituting our Board of Directors will be increased by two and the holders of such shares of our Series A Preferred Stock (voting together as a single class with all other shares of parity stock of any other class or series which is entitled to similar voting rights (excluding common stock), which we refer to throughout this prospectus as voting preferred stock, will be entitled to vote for the election of the two additional directors of our company at any annual meeting of stockholders or at a special meeting of the holders of our Series A Preferred Stock and of the voting preferred stock called for that purpose. Whenever dividends in arrears on outstanding shares of our Series A Preferred Stock have been paid and dividends thereon for the current quarterly dividend period have been paid or declared and set apart for payment, then the right of the holders of our Series A Preferred Stock to elect such additional two directors will cease and the terms of office of such directors will terminate, with the number of directors constituting our Board of Directors being reduced accordingly.

Special Voting Rights on Certain Matters:
The affirmative vote or consent of at least 66 2/3% of the votes entitled to be cast by the holders of our outstanding Series A Preferred Stock and the holders of all other classes or series of preferred stock of our company entitled to vote on such matters, voting as a single class, will be required to (i) authorize the creation of, the increase in the authorized amount of, or issuance of any shares of any class of senior stock or any security convertible into shares of any class of senior stock or (ii) amend, alter or repeal any provision of, or add any provision to, the charter, including the Articles Supplementary for the Series A Preferred Stock, if such action would materially adversely affect the voting powers, rights or preferences of the holders of the Series A Preferred Stock.

Use of Proceeds
All of the shares of our Series A Preferred Stock and common stock offered hereby are being sold by the selling stockholders. We will not receive any proceeds from the sale by the selling stockholders of our Series A Preferred Stock or our common stock in this offering.

Tax Consequences
The U.S. federal income tax consequences of purchasing, owning and disposing of our Series A Preferred Stock and common stock are described in “Federal Income Tax Consequences of our Status as a REIT.”

Actual or constructive distributions on shares of our Series A Preferred Stock and common stock will be taxable as dividends to the extent of our current and accumulated earnings and profits, as calculated for federal income tax purposes. Prospective investors are urged to consult their own tax advisors regarding the tax consequences of purchasing, owning and disposing of our Series A Preferred Stock and common stock in light of their personal investment circumstances.

Absence of a Public Market for the Series A Preferred Stock
The shares of Series A Preferred Stock were issued in a private placement transaction pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder and are not currently listed on any market or exchange. We have agreed to use our commercially reasonable best efforts to cause the Series A Preferred Stock to be listed on the NASDAQ Capital Market.

Listing of Our Common Stock
Our shares of common stock are traded on the NASDAQ Capital Market under the symbol “NYMT.” The last reported sale price of our common stock on the NASDAQ Capital Market on June 16, 2008, was $5.94 per share.

Transfer Restrictions
Shares of our capital stock are subject to ownership limitations that we must impose in order to maintain our status as a REIT. Generally, no person may own more than 9.9% in value or number of our shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock, subject to any exemption that we have granted or may in the future grant to one or more of our stockholders. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Risk Factors
See “Risk Factors” and the other information included in or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in shares of our Series A Preferred Stock and our common stock.

RISK FACTORS

Investing in our Series A Preferred Stock or common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risks and all of the other information contained in this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties of which we are currently unaware, or that we currently deem immaterial, may arise in the future or may become material factors that affect us. If any of the risks, uncertainties, events or developments described below occurs, our business, financial condition or results of operation could be negatively impacted. In that case, the price of our shares of Series A Preferred Stock and common stock could decline significantly, and you could lose some or all of your investment. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statements included under the caption “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

Interest rate fluctuations may cause losses.

We believe our primary interest rate exposure relates to our mortgage loans, MBS and variable-rate debt, as well as the interest rate swaps and caps that we utilize for risk management purposes. Changes in interest rates may affect our net interest income, which is the difference between the interest income we earn on our interest-earning assets and the interest expense we incur in financing these assets. Changes in the level of interest rates also can affect our ability to acquire mortgage loans or MBS, the value of our assets and our ability to realize gains from the sale of such assets. In a period of rising interest rates, our interest expense could increase while the interest we earn on our assets would not change as rapidly. This would adversely affect our profitability.

Our operating results depend in large part on differences between income received from our assets, net of credit losses, and our financing costs. We anticipate that in most cases, for any period during which our assets are not match-funded, the income from such assets will adjust more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. We anticipate that increases in interest rates will tend to decrease our net income. Interest rate fluctuations resulting in our interest expense exceeding our interest income would result in operating losses for us and may limit or eliminate our ability to make distributions to our stockholders.

We may experience a decline in the market value of our assets.

The market value of the interest-bearing assets that we have acquired and intend to continue to acquire, most notably MBS and purchased prime ARM loans and any related hedging instruments, may move inversely with changes in interest rates. We anticipate that increases in interest rates will tend to decrease our net income. A decline in the market value of our investment securities, such as the decline we experienced during March 2008, primarily as a result of news of potential security liquidations, may adversely affect us, particularly where we have borrowed money based on the market value of those investment securities. In such case, the lenders may require, and have required, us to post additional collateral to support the borrowing. If we cannot post the additional collateral, we may have to rapidly liquidate assets at a time when we might not otherwise choose to do so and we may still be unable to post the required collateral, further harming our liquidity and subjecting us to liability to our lenders for the declines in the market values of the collateral. For example, in March 2008, due in part to decreases in the market value of certain of our investment securities and the anticipated increase in collateral requirements by our lenders as a result of such decrease in the market value of such securities, we elected to increase our liquidity by reducing our leverage through the sale of an aggregate of approximately $592.8 million of Agency MBS, which resulted in an aggregate loss of approximately $15.0 million. If we liquidate investment securities at prices lower than the amortized costs of such investment securities, we will incur losses.

Changes in prepayment rates on our investment securities may decrease our net interest income.

Pools of mortgage loans underlie the investment securities that we acquire. We will generally receive principal distributions from the principal payments that are made on these underlying mortgage loans. When borrowers repay their mortgage loans faster than expected, this will result in prepayments that are faster than expected on the investment securities. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic and other factors, all of which are beyond our control. Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict. Prepayment rates also may be affected by conditions in the housing and financial markets, general economic conditions and the relative interest rates on fixed-rate and adjustable-rate mortgage loans. Faster than expected prepayments could adversely affect our profitability, including in the following ways:

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We have purchased, and may purchase in the future, investment securities that have a higher interest rate than the market interest rate at the time of purchase. In exchange for this higher interest rate, we are required to pay a premium over the face amount of the security to acquire the security. In accordance with accounting rules, we amortize this premium over the anticipated term of the mortgage security. If principal distributions are received faster than anticipated, we would be required to expense the premium faster. We may not be able to reinvest the principal distributions received on these investment securities in similar new mortgage-related securities and, to the extent that we can do so, the effective interest rates on the new mortgage-related securities will likely be lower than the yields on the mortgages that were prepaid.

•
We also may acquire investment securities at a discount. If the actual prepayment rates on a discount mortgage security are slower than anticipated at the time of purchase, we would be required to recognize the discount as income more slowly than anticipated. This would adversely affect our profitability. Slower than expected prepayments also may adversely affect the market value of a discount mortgage security.

A disproportionate rise in short-term interest rates as compared to longer-term interest rates may adversely affect our income.

The relationship between short-term and longer-term interest rates is often referred to as the “yield curve.” Ordinarily, short-term interest rates are lower than longer-term interest rates. If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), our borrowing costs may increase more rapidly than the interest income earned on our assets. Because we expect our investments, on average, generally will bear interest based on longer-term rates than our borrowings, a flattening of the yield curve would tend to decrease our net income and the market value of our net assets. Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested, the spread between the yields on the new investments and available borrowing rates may decline, which would likely decrease our net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event our borrowing costs may exceed our interest income and we could incur operating losses.

A flat or inverted yield curve may adversely affect prepayment rates on and the supply of our investment securities.

Our net interest income varies primarily as a result of changes in interest rates as well as changes in interest rates across the yield curve. We believe that when the yield curve is relatively flat, borrowers have an incentive to refinance into hybrid mortgages with longer initial fixed rate periods and fixed rate mortgages, causing our investment securities to experience faster prepayments. In addition, a flatter yield curve generally leads to fixed-rate mortgage rates that are closer to the interest rates available on hybrid ARMs and ARMs, possibly decreasing the supply of the investment securities we seek to acquire. At times, short-term interest rates may increase and exceed long-term interest rates, causing an inverted yield curve. When the yield curve is inverted, fixed-rate mortgage rates may approach or be lower than hybrid ARMs or ARM rates, further increasing prepayments on, and negatively impacting the supply of, our investment securities. Increases in prepayments on our portfolio will cause our premium amortization to accelerate, lowering the yield on such assets. If this happens, we could experience a decrease in net income or incur a net loss during these periods, which may negatively impact our distributions to stockholders.

Interest rate mismatches between our adjustable-rate agency securities and our borrowings used to fund our purchases of these securities may reduce our income during periods of changing interest rates.

Our borrowings have interest rates that adjust more frequently than the interest rate indices and repricing terms of the investment securities we seek to acquire and currently hold in our portfolio. Accordingly, if short-term interest rates increase, our borrowing costs may increase faster than the interest rates on our investment securities adjust. As a result, in a period of rising interest rates, we could experience a decrease in net income or a net loss.

Our current portfolio is comprised primarily of, and we intend that most of the investment securities we acquire in the future will be, adjustable-rate securities. This means that their interest rates may vary over time based upon changes in an identified short-term interest rate index. In most cases, the interest rate indices and repricing terms of the investment securities that we acquire and our borrowings will not be identical, thereby potentially creating an interest rate mismatch between our investments and our borrowings. While the historical spread between relevant short-term interest rate indices has been relatively stable, there have been periods when the spread between these indices was volatile. During periods of changing interest rates, these interest rate index mismatches could reduce our net income or produce a net loss, and adversely affect our dividends and the market price of our common stock.

Interest rates are highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations and other factors, all of which are beyond our control.

Interest rate caps on our adjustable-rate investment securities may reduce our income or cause us to suffer a loss during periods of rising interest rates.

The mortgage loans underlying our adjustable-rate investment securities typically will be subject to periodic and lifetime interest rate caps. Additionally, we may invest in ARMs with an initial “teaser” rate that will provide us with a lower than market interest rate initially, which may accordingly have lower interest rate caps than ARMs without such teaser rates. Periodic interest rate caps limit the amount an interest rate can increase during a given period. Lifetime interest rate caps limit the amount an interest rate can increase through maturity of a mortgage loan. If these interest rate caps apply to the mortgage loans underlying our adjustable-rate investment securities, the interest distributions made on the related securities will be similarly impacted. Our borrowings may not be subject to similar interest rate caps. Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on our borrowings could increase without limitation while caps would limit the interest distributions on our adjustable-rate investment securities. Further, some of the mortgage loans underlying our adjustable-rate investment securities may be subject to periodic payment caps that result in a portion of the interest on those loans being deferred and added to the principal outstanding. As a result, we could receive less interest distributions on adjustable-rate investment securities, particularly those with an initial teaser rate, than we need to pay interest on our related borrowings. These factors could lower our net interest income, cause us to suffer a net loss or cause us to incur additional borrowings to fund interest payments during periods of rising interest rates or cause us to sell our investments at a loss.

Continued adverse developments in the residential mortgage market may adversely affect the value of the mortgage-related securities in which we invest and our ability to finance or sell any securities that we acquire.

The residential mortgage market in the United States has experienced a variety of difficulties and changes in economic conditions over the past year, including recent defaults, credit losses and liquidity concerns. Securities backed by residential mortgage loans originated in 2006 and 2007 have had a higher and earlier than expected rate of delinquencies, and many MBS have been downgraded by Standard & Poors, Inc. or Moody’s Investors Service, Inc., which we refer to as the Rating Agencies, since the 2007 second quarter. In addition, during March 2008, news of potential security liquidations increased the volatility of many financial assets, including Agency MBS and other high-quality MBS assets, and lead to the imposition of additional and more stringent equity requirements by lenders in the industry. As a result, values for MBS assets, including some of our Agency MBS and other AAA-rated non-Agency MBS, were negatively impacted. Because of these factors, the market for these securities may be adversely affected for a significant period of time. Further increased volatility and deterioration in the broader residential mortgage and MBS markets may adversely affect the performance and market value of the investment securities in our portfolio.

Fannie Mae or Freddie Mac guarantee the payments on the Agency MBS we purchase even if the borrowers of the underlying mortgages default on their payments. However, rising delinquencies, potential security liquidations or liquidity concerns could negatively affect the value of our investment securities, including Agency MBS, or create market uncertainty about their true value. Agency MBS guaranteed by Fannie Mae and Freddie Mac are not supported by the full faith and credit of the United States. In the event the market disruptions accelerate, Fannie Mae and Freddie Mac could default on their guarantee obligations which would materially and adversely affect the value of any Agency MBS in our portfolio.

We use our investment securities as collateral for our financings. Any decline in their value, or perceived market uncertainty about their value, would likely make it more difficult for us to obtain financing on favorable terms or at all, or maintain our compliance with the terms of any financing arrangements already in place. At the same time, market uncertainty about residential mortgages in general could depress the market for mortgage-related securities, including Agency MBS, making it more difficult for us to sell any securities we own on favorable terms, or at all. If market conditions result in a decline in available purchasers, or the value, of any of the securities we hold in or acquire for our portfolio, our financial position and results of operations could be adversely affected.

Competition may prevent us from acquiring mortgage-related assets at favorable yields and that would negatively impact our profitability.

Our net income largely depends on our ability to acquire mortgage-related assets at favorable spreads over our borrowing costs. In acquiring mortgage-related assets, we compete with other REITs, investment banking firms, savings and loan associations, banks, insurance companies, mutual funds, other lenders and other entities that purchase mortgage-related assets, many of which have greater financial resources than us. As a result, we may not in the future be able to acquire sufficient mortgage-related assets at favorable spreads over our borrowing costs which would adversely affect our profitability.

Because assets we hold in our portfolio or acquire may experience periods of illiquidity, we may lose profits or be prevented from earning capital gains if we cannot sell the investment securities in our portfolio at an opportune time.

We bear the risk of being unable to dispose of the investment securities held in our portfolio at advantageous times or in a timely manner because these mortgage-related assets generally experience periods of illiquidity. The lack of liquidity may result from the absence of a willing buyer or an established market for these assets, as well as legal or contractual restrictions on resale. As a result, the illiquidity of mortgage-related assets may cause us to lose profits and the ability to earn capital gains.

We currently leverage our equity, which will exacerbate any losses we incur on our current and future investments and may reduce cash available for distribution to our stockholders.

We currently leverage our equity through borrowings, generally through the use of repurchase agreements and CDOs, which are obligations issued in multiple classes secured by an underlying portfolio of securities, and we may, in the future, utilize bank credit facilities and other forms of borrowing. The amount of leverage we incur varies depending on our ability to obtain credit facilities and our lenders’ estimates of the value of our portfolio’s cash flow. The return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that can be derived from the assets we hold in our investment portfolio. Further, the leverage on our equity may exacerbate any losses we incur.

Our debt service payments will reduce the net income available for distributions to our stockholders. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to sale to satisfy our debt obligations. A decrease in the value of the assets may lead to margin calls under our repurchase agreements which we will have to satisfy. Significant decreases in asset valuation, such as occurred during the market disruption of March 2008, could lead to increased margin calls, and we may not have the funds available to satisfy any such margin calls. We have a target overall leverage amount for our MBS investment portfolio of eight to 12 times our equity, but there is no established limitation, other than may be required by our financing arrangements, on our leverage ratio or on the aggregate amount of our borrowings.

If we are unable to leverage our equity to the extent we currently anticipate, the returns on our portfolio could be diminished, which may limit or eliminate our ability to make distributions to our stockholders.

If we are limited in our ability to leverage our assets, the returns on our portfolio may be harmed. A key element of our strategy is our use of leverage to increase the size of our MBS portfolio in an attempt to enhance our returns. To finance our MBS investment portfolio, we generally seek to borrow between eight and 12 times the amount of our equity; however, given the current disruptions in the credit markets, we have lowered our target leverage to seven to 10 times the amount of our equity. At March 31, 2008, our leverage ratio for our MBS investment portfolio, which we define as our outstanding indebtedness under repurchase agreements divided by the sum of total stockholders’ equity plus convertible preferred debentures, was 7:1. This definition of the leverage ratio is consistent with the manner in which the credit providers under our repurchase agreements calculate our leverage. As of March 31, 2008, the Company also has $45 million of subordinated trust preferred securities outstanding and $386.5 million of collateralized debt obligations outstanding both of which are not dependent on market values of pledged securities or changing credit conditions by our lenders. Our repurchase agreements are not currently committed facilities, meaning that the counterparties to these agreements may at any time choose to restrict or eliminate our future access to the facilities and we have no other committed credit facilities through which we may leverage our equity. If we are unable to leverage our equity to the extent we currently anticipate, the returns on our portfolio could be diminished, which may limit or eliminate our ability to make distributions to our stockholders.

Our loan delinquencies may increase as a result of significantly increased monthly payments required from ARM borrowers after the initial fixed period.

The scheduled increase in monthly payments on adjustable rate mortgage loans may result in higher delinquency rates on mortgage loans and could have a material adverse affect on our net income and results of operations. This increase in borrowers' monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans. Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to fund available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance their loans or sell their homes. In addition, these mortgage loans may have prepayment premiums that inhibit refinancing.

We may be required to repurchase loans if we breached representations and warranties from loan sale transactions, which could harm our profitability and financial condition.

Loans from our discontinued mortgage lending operations that were sold to third parties under agreements include numerous representations and warranties regarding the manner in which the loan was originated, the property securing the loan and the borrower. If these representations or warranties are found to have been breached, we may be required to repurchase such loan. We may be forced to resell these repurchased loans at a loss, which could harm our profitability and financial condition.

Our alternative mortgage-related investment strategy to be managed by JMPAM may be subject to losses.

Upon commencement of our alternative mortgage-related investment strategy, we intend to invest capital from the Managed Subsidiaries by acquiring equity interests in unaffiliated third party entities, or Funds, that acquire or manage a portfolio of non-Agency MBS, some or all of which may be classified as non-investment grade. Pursuant to the advisory agreement between JMPAM and us, JMPAM will manage this alternative mortgage-related investment strategy. Non-Agency MBS are generally subject to a higher risk of default than Agency or investment grade MBS. In addition, non-Agency MBS have been more susceptible to downgrades from the Ratings Agencies due to a number of factors, including greater than expected delinquencies, defaults or credit losses, any of which may reduce the market value of such securities. As a result, we may invest in Funds that overestimate the potential credit worthiness of the mortgage loans underlying the non-Agency MBS they manage or seek to invest in. Greater than expected delinquencies, defaults or credit losses on such securities may result in substantial losses to and possible liquidation of the Funds that manage and invest in such securities. Because we intend our alternative mortgage-related investments to take the form of an equity investment in these Funds, in the event one or more of these Funds becomes distressed, thereby resulting in a liquidation of such Fund’s assets, holders of debt and senior preferred securities and lenders with respect to other borrowings of such Fund will receive a distribution of the Fund’s available assets prior to us. If one or more of the Funds in which we invest incur significant losses, we may lose some or all of our investment in these Funds and this could have a material adverse effect on our liquidity, financial condition and ability to make distributions to our stockholders.

We are dependent on certain key personnel.

We are dependent upon the efforts of James J. Fowler, the Chairman of our board of directors. In addition, we are dependent upon the services of David A. Akre, our Vice Chairman and Co-Chief Executive Officer, and Steven R. Mumma, our Co-Chief Executive Officer, President and Chief Financial Officer. The loss of any of these individuals or their services could have an adverse effect on our operations.

Risk Related to Our Debt Financing

We may incur increased borrowing costs related to repurchase agreements and that would harm our profitability.

Currently, a significant portion of our borrowings are collateralized borrowings in the form of repurchase agreements. If the interest rates on these agreements increase, our profitability would be harmed.

Our borrowing costs under repurchase agreements generally correspond to short-term interest rates such as the London Inter Bank Offered Rate, or LIBOR, or a short-term Treasury index, plus or minus a margin. The margins on these borrowings over or under short-term interest rates may vary depending upon:

•	the movement of interest rates;

•	the availability of financing in the market; and

•	the value and liquidity of our mortgage-related assets.

If we are unable to renew our borrowings at favorable rates, it may force us to sell assets and our profitability may be adversely affected.

Since we rely primarily on borrowings under repurchase agreements to finance our mortgage-backed securities, our ability to achieve our investment objectives depends on our ability to borrow money in sufficient amounts and on favorable terms and on our ability to renew or replace maturing borrowings on a continuous basis. In response to the recent mortgage securities market disruption, investors and financial institutions that lend in the mortgage securities repurchase market, including the lenders under our repurchase agreements, have further tightened lending standards in an effort to reduce the leverage of their borrowers. While the haircut required by our lenders increased in 2007, primarily on non-Agency MBS, during March 2008, we experienced further increases in the amount of haircut required to obtain financing for both our Agency MBS and non-Agency MBS. Our ability to enter into repurchase agreements in the future will depend on the market value of our mortgage-backed securities pledged to secure the specific borrowings, the availability of adequate financing and other conditions existing in the lending market at that time. If we are not able to renew or replace maturing borrowings on favorable terms, we would be forced to sell some of our assets under possibly adverse market conditions, which may adversely affect our profitability.

Possible market developments could reduce the amount of liquidity available to us and could cause our lenders to require us to pledge additional assets as collateral. If we are unable to obtain sufficient short-term financing or our assets are insufficient to meet the collateral requirements, then we may be compelled to liquidate particular assets at an inopportune time.

Possible market developments, including a sharp rise in interest rates, a change in prepayment rates or increasing market concern about the value or liquidity of one or more types of mortgage-related assets in which our portfolio is concentrated may reduce the market value of our portfolio, which may reduce the amount of liquidity available to us or may cause our lenders to require additional collateral. For example, in March 2008, news of potential security liquidations by certain of our competitors negatively impacted the market value of certain of the investment securities in our portfolio. In connection with this market disruption and the anticipated increase in collateral requirements by our lenders as a result of such decrease in the market value of such securities, we elected to increase our liquidity by reducing our leverage through the sale of an aggregate of approximately $592.8 million of Agency MBS, which resulted in an aggregate loss of approximately $15.0 million. If we are unable to obtain sufficient short-term financing or our lenders start to require additional collateral, we may be compelled to liquidate our assets at a disadvantageous time, similar to our sales in March 2008, thus harming our operating results, net profitability and ability to make distributions to you.

Adverse developments involving major financial institutions or involving one of our lenders could result in a rapid reduction in our ability to borrow and adversely affect our business and profitability.

The recent turmoil in the financial markets as it relates to the solvency of major financial institutions has raised concerns that a material adverse development involving one or more major financial institutions could result in our lenders reducing our access to funds available under our repurchase agreements. Because all of our repurchase agreements are uncommitted, such a disruption could cause our lenders to determine to reduce or terminate our access to future borrowings, which could adversely affect our business and profitability.

If a counterparty to our repurchase transactions defaults on its obligation to resell the underlying security back to us at the end of the transaction term or if we default on our obligations under the repurchase agreement, we would incur losses.

When we engage in repurchase transactions, we generally sell securities to lenders (i.e., repurchase agreement counterparties) and receive cash from the lenders. The lenders are obligated to resell the same securities back to us at the end of the term of the transaction. Because the cash we receive from the lender when we initially sell the securities to the lender is less than the value of those securities (this difference is referred to as the “haircut”), if the lender defaults on its obligation to resell the same securities back to us we would incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities). Further, if we default on one of our obligations under a repurchase transaction, the lender can terminate the transaction and cease entering into any other repurchase transactions with us. Our repurchase agreements contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default. Any losses we incur on our repurchase transactions could adversely affect our earnings and thus our cash available for distribution to our stockholders.

Our use of repurchase agreements to borrow funds may give our lenders greater rights in the event that either we or a lender files for bankruptcy.

Our borrowings under repurchase agreements may qualify for special treatment under the bankruptcy code, giving our lenders the ability to avoid the automatic stay provisions of the bankruptcy code and to take possession of and liquidate our collateral under the repurchase agreements without delay in the event that we file for bankruptcy. Furthermore, the special treatment of repurchase agreements under the bankruptcy code may make it difficult for us to recover our pledged assets in the event that a lender files for bankruptcy. Thus, the use of repurchase agreements exposes our pledged assets to risk in the event of a bankruptcy filing by either a lender or us.

Our liquidity may be adversely affected by margin calls under our repurchase agreements because they are dependent in part on the lenders' valuation of the collateral securing the financing.

Each of these repurchase agreements allows the lender, to varying degrees, to revalue the collateral to values that the lender considers to reflect market value. If a lender determines that the value of the collateral has decreased, it may initiate a margin call requiring us to post additional collateral to cover the decrease. When we are subject to such a margin call, we must provide the lender with additional collateral or repay a portion of the outstanding borrowings with minimal notice. Any such margin call could harm our liquidity, results of operation and financial condition. Additionally, in order to obtain cash to satisfy a margin call, we may be required to liquidate assets at a disadvantageous time, which could cause us to incur further losses and adversely affect our results of operations and financial condition.

Our hedging transactions may limit our gains or result in losses.

We use derivatives, primarily interest rate swaps and caps, to hedge our liabilities and this has certain risks, including the risk that losses on a hedging transaction will reduce the amount of cash available for distribution to our stockholders and that such losses may exceed the amount invested in such instruments. To the extent consistent with maintaining our status as a REIT, we may use derivatives, including interest rate swaps and caps, options, term repurchase contracts, forward contracts and futures contracts, in our risk management strategy to limit the effects of changes in interest rates on our operations. However, a hedge may not be effective in eliminating the risks inherent in any particular position. Our profitability may be adversely affected during any period as a result of the use of derivatives in a hedging transaction.

Our use of hedging strategies to mitigate our interest rate exposure may not be effective and may expose us to counterparty risks.

In accordance with our operating policies, we may pursue various types of hedging strategies, including swaps, caps and other derivative transactions, to seek to mitigate or reduce our exposure to losses from adverse changes in interest rates. Our hedging activity will vary in scope based on the level and volatility of interest rates, the type of assets held and financing sources used and other changing market conditions. No hedging strategy, however, can completely insulate us from the interest rate risks to which we are exposed or that the implementation of any hedging strategy would have the desired impact on our results of operations or financial condition. Certain of the U.S. federal income tax requirements that we must satisfy in order to qualify as a REIT may limit our ability to hedge against such risks. We will not enter into derivative transactions if we believe that they will jeopardize our qualification as a REIT.

Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•
the amount of income that a REIT may earn from hedging transactions (other than through taxable REIT subsidiaries, or TRSs) to offset interest rate losses is limited by U.S. federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•	the party owing money in the hedging transaction may default on its obligation to pay.

We primarily use swaps to hedge against anticipated future increases in interest rates on our repurchase agreements. Should a swap counterparty be unable to make required payments pursuant to such swap, the hedged liability would cease to be hedged for the remaining term of the swap. In addition, we may be at risk for any collateral held by a hedging counterparty to a swap, should such counterparty become insolvent or file for bankruptcy. Our hedging transactions, which are intended to limit losses, may actually adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

Hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of hedging instruments may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Since we invest in Agency MBS that are guaranteed by Fannie Mae and Freddie Mac, we are subject to the risk that these U.S. Government-sponsored entities may not be able to fully satisfy their guarantee obligations, which may adversely affect the value of our investment portfolio and our ability to sell or finance these securities.

The payments we receive on the Agency MBS in which we invest are guaranteed by Fannie Mae or Freddie Mac. Unlike the securities issued by Ginnie Mae, the principal and interest on securities issued by Fannie Mae and Freddie Mac are not guaranteed by the U.S. Government. The recent economic challenges in the residential mortgage market have affected the financial results of Fannie Mae and Freddie Mac. For the year ended December 31, 2007, both Fannie Mae and Freddie Mac reported substantial losses and have reported significant difficulties stemming from current market disruptions. Fannie Mae recently stated that it expects losses on guarantees of agency securities to continue and expects significant increases in credit-related expenses and credit losses through 2008. Freddie Mac has warned that it may not have enough capital to cover its mandatory reserves for mortgage commitments. If Fannie Mae and Freddie Mac continue to suffer significant losses, their ability to honor their respective Agency securities guarantees may be adversely affected. Further, any actual or perceived financial challenges at either Fannie Mae or Freddie Mac could cause rating agencies to downgrade the corporate credit ratings of Fannie Mae or Freddie Mac. Moody’s Investor Services, or Moody’s, Bank Financial Strength Rating, or BFSR, measures the likelihood that a financial institution will require financial assistance. On January 9, 2008, Moody’s placed Freddie Mac’s A- BFSR on review for possible downgrade and on February 28, 2008, Moody’s placed Fannie Mae’s B+ BFSR on review for possible downgrade. Any failure to honor guarantees on agency securities by Fannie Mae or Freddie Mac or any downgrade of securities issued by Fannie Mae or Freddie Mac by the Rating Agencies could cause a significant decline in the cash flow from, and the value of, any Agency MBS we may own, and we may then be unable to sell or finance Agency MBS on favorable terms or at all.

New laws may be passed affecting the relationship between Fannie Mae and Freddie Mac, on the one hand, and the U.S. Government, on the other, which could adversely affect the price of agency securities.

Legislation has been and may be proposed to change the relationship between Fannie Mae and Freddie Mac, on the one hand, and the U.S. Government, on the other hand, or that requires Fannie Mae and Freddie Mac to reduce the amount of mortgages they own or limit the amount of guarantees they provide on agency securities.

If any such legislation is enacted into law, it may lead to market uncertainty and the actual or perceived impairment in the credit quality of securities issued by Fannie Mae or Freddie Mac. This may increase the risk of loss on investments in Fannie Mae- and/or Freddie Mac-issued securities. Any legislation requiring Fannie Mae or Freddie Mac to reduce the amount of mortgages they own or for which they guarantee payments on agency securities could adversely affect the availability and pricing of agency securities and therefore, adversely affect the value of our portfolio and our profitability.

Our directors have approved broad investment guidelines for us and the Managed Subsidiaries and do not approve each investment we make.

Our board of directors has given us substantial discretion to invest in accordance with our broad investment guidelines. Our board of directors periodically reviews our investment guidelines and our portfolio. However, our board of directors does not review each proposed investment. Similarly, the broad investment guidelines of the Managed Subsidiaries provide JPMAM with great latitude in determining the types of assets it will invest in on behalf of the Managed Subsidiaries and our board of directors will not review each proposed investment. In addition, in conducting periodic reviews, our directors rely primarily on information provided to them by our executive officers. Furthermore, transactions entered into by us may be difficult or impossible to unwind by the time they are reviewed by our directors. We have substantial discretion within our broad investment guidelines in determining the types of assets we may decide are proper investments for us.

We may change our investment strategy, operating policies and/or asset allocations without stockholder consent.

We may change our investment strategy, operating policies and/or asset allocation with respect to investments, acquisitions, leverage, growth, operations, indebtedness, capitalization and distributions at any time without the consent of our stockholders. A change in our investment strategy may increase our exposure to interest rate and/or credit risk, default risk and real estate market fluctuations. Furthermore, a change in our asset allocation could result in our making investments in asset categories different from our historical investments. These changes could adversely affect our financial condition, results of operations, the market price of our common stock or our ability to pay dividends or distributions.

Risks Related to the Advisory Agreement with JMPAM

We are dependent on JMPAM and certain of its key personnel and may not find a suitable replacement if JMPAM terminates the advisory agreement or such key personnel are no longer available to us.

Pursuant to the advisory agreement, JMPAM advises the Managed Subsidiaries. JMPAM will identify, evaluate, negotiate, structure, close and monitor investments of the Managed Subsidiaries, other than assets that we contributed to the Managed Subsidiaries to facilitate compliance with our exclusion from regulation under the Investment Company Act of 1940, as amended, or Investment Company Act. The departure of any of the senior officers of JMPAM, or of a significant number of investment professionals or principals of JMPAM, could have a material adverse effect on our ability to achieve our alternative mortgage-related investment objectives. We are subject to the risk that JMPAM will terminate the advisory agreement or that we may deem it necessary to terminate the advisory agreement or prevent certain individuals from performing services for us, and that no suitable replacement will be found to manage the Managed Subsidiaries.

Pursuant to the advisory agreement, JMPAM is entitled to receive an advisory fee payable regardless of the performance of the assets of the Managed Subsidiaries.

We will pay JMPAM substantial advisory fees, based on the Managed Subsidiaries’ equity capital (as defined in the advisory agreement), regardless of the performance of the Managed Subsidiaries’ portfolio. In addition, pursuant to the advisory agreement, we will pay JMPAM a base advisory fee even if they are not managing any assets of the Managed Subsidiaries’ portfolio. As of March 31, 2008, none of the assets held by the Managed Subsidiaries were being managed by JMPAM. JMPAM’s entitlement to non-performance based compensation may reduce its incentive to devote the time and effort of its professionals to seeking profitable opportunities for the Managed Subsidiaries’ portfolio, which could result in a lower performance of their portfolio and negatively affect our ability to pay distributions to our stockholders or to achieve capital appreciation.

Pursuant to the advisory agreement, JMPAM is entitled to receive an incentive fee, which may induce it to make certain investments, including speculative or high risk investments.

In addition to its advisory fee, JMPAM is entitled to receive incentive compensation based, in part, upon the Managed Subsidiaries’ achievement of targeted levels of net income. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on net income may lead JMPAM to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, maintaining liquidity and/or management of credit risk or market risk, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative. In addition, JMPAM has broad discretion regarding the types of investments it will make pursuant to the advisory agreement. This could result in increased risk to the value of the Managed Subsidiaries’ investment portfolio.

We compete with JMPAM’s other clients for access to JMPAM.

JMPAM has sponsored and/or currently manages other pools of capital and investment vehicles with an investment focus that overlaps with the Managed Subsidiaries’ investment focus, and is expected to continue to do so in the future. Furthermore, JMPAM is not restricted in any way from sponsoring or accepting capital from new clients or vehicles, even for investing in asset classes or investment strategies that are similar to, or overlapping with, the Managed Subsidiaries’ asset classes or investment strategies. Therefore, the Managed Subsidiaries compete for access to the benefits that their relationship with JMPAM provides them. For the same reasons, the personnel of JMPAM may be unable to dedicate a substantial portion of their time managing the Managed Subsidiaries’ investments if JMPAM manages any future investment vehicles.

There are conflicts of interest in our relationship with JMPAM, which could result in decisions that are not in the best interests of our stockholders.

The Managed Subsidiaries may have investments in securities in which JMPAM has an interest. Similarly, JMPAM may invest in securities in which the Managed Subsidiaries have or may have an interest. Although such investments may present conflicts of interest, we nonetheless may pursue and consummate such transactions. Additionally, the Managed Subsidiaries may engage in transactions directly with JMPAM, including the purchase and sale of all or a portion of a portfolio investment.

JMPAM may from time to time simultaneously seek to purchase investments for the Managed Subsidiaries and other entities with similar investment objectives for which it serves as a manager, or for its clients or affiliates and has no duty to allocate such investment opportunities in a manner that favors the Managed Subsidiaries. Additionally, such investments for entities with similar investment objectives may be different from those made on the Managed Subsidiaries’ behalf. JMPAM may have economic interests in or other relationships with others in whose obligations or securities the Managed Subsidiaries may invest. Each of such ownership and other relationships may result in securities laws restrictions on transactions in such securities and otherwise create conflicts of interest. In such instances, JMPAM may in its discretion make investment recommendations and decisions that may be the same as or different from those made with respect to the Managed Subsidiaries’ investments and may take actions (or omit to take actions) in the context of these other economic interests or relationships the consequences of which may be adverse to the Managed Subsidiaries’ interests.

Although the officers and employees of JMPAM devote as much time to the Managed Subsidiaries as JMPAM deems appropriate, the officers and employees may have conflicts in allocating their time and services among the Managed Subsidiaries and JMPAM’s and its affiliates' other accounts. In addition, JMPAM and its affiliates, in connection with their other business activities, may acquire material non-public confidential information that may restrict JMPAM from purchasing securities or selling securities for itself or its clients (including the Managed Subsidiaries) or otherwise using such information for the benefit of its clients or itself.

JMPAM and JMP Group, Inc. beneficially owned approximately 16.8% and 12.2%, respectively, of our outstanding common stock as of May 1, 2008. JMPAM is an investment adviser that manages investments and trading accounts of other persons, including certain accounts affiliated with JMP Group, Inc., and is deemed the beneficial owner of shares of our common stock held by these accounts. James J. Fowler, the non-executive chairman of our board of directors and also the non-compensated chief investment officer of the Managed Subsidiaries, is a managing director of JMPAM and the president of JMP Realty Trust, Inc., a private REIT that is externally managed by JMPAM and which is one of the investors in our Series A Preferred Stock. JMPAM and JMP Realty Trust, Inc. are affiliates of JMP Group, Inc. As a result of the combined voting power of JMPAM and JMP Group, Inc., these stockholders exert significant influence over matters submitted to a vote of stockholders, including the election of directors and approval of a change in control or business combination of our company. This concentration of ownership may result in decisions affecting us that are not in the best interests of all our stockholders. In addition, Mr. Fowler may have a conflict of interest in situations where the best interests of our company and stockholders do not align with the interests of JMPAM, JMP Group, Inc. or its affiliates, which may result in decisions that are not in the best interests of all our stockholders.

Termination of the advisory agreement may be difficult and costly.

Termination of the advisory agreement without cause is subject to several conditions which may make such a termination difficult and costly. The advisory agreement provides that it may only be terminated without cause following the initial three year period upon the affirmative vote of at least two-thirds of our independent directors, based either upon unsatisfactory performance by JMPAM that is materially detrimental to us or upon a determination that the management fee payable to JMPAM is not fair, subject to JMPAM’s right to prevent such a termination by accepting a mutually acceptable reduction of management fees. JMPAM will be paid a termination fee equal to the amount of two times the sum of the average annual base advisory fee and the average annual incentive compensation earned by it during the 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. These provisions may increase the effective cost to us of terminating the advisory agreement, thereby adversely affecting our ability to terminate JMPAM without cause.

Risks Related to an Investment in Our Series A Preferred Stock

An active trading market for the Series A Preferred Stock may not develop, and you may be unable to resell your shares of Series A Preferred Stock at or above the purchase price.

The shares of Series A Preferred Stock were issued in a private placement transaction pursuant to Section 4(2) of the Securities Act and are not listed on the NASDAQ Capital Market or any other market. Although we have agreed to use our commercially reasonable best efforts to cause the Series A Preferred Stock to be listed on the NASDAQ Capital Market, our efforts to list these securities may not be successful and there can be no assurance that the Series A Preferred Stock will be listed on the NASDAQ Capital Market or any other exchange or that a market for the Series A Preferred Stock will develop. Furthermore, even if the Series A Preferred Stock is accepted for listing on the NASDAQ Capital Market or another securities exchange, an active trading market may not develop and the market price of the Series A Preferred Stock may be volatile. As a result, you may be unable to sell your shares of Series A Preferred Stock at a price equal to or greater than that which you paid, if at all.

Conversion of the Series A Preferred Stock will dilute the ownership interests of our existing common stockholders.

The conversion of the Series A Preferred Stock will dilute the ownership interests of our existing common stockholders. Any sales in the public market of the shares of common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the Series A Preferred Stock may encourage short selling by market participants because the conversion of the Series A Preferred Stock could depress the price of our common stock.

We may not be able to pay the redemption price of our Series A Preferred Stock on the redemption date.

We have an obligation to redeem any remaining outstanding shares of our Series A Preferred Stock on or about December 31, 2010, at a redemption price equal to 100% of the $20.00 per share liquidation preference, plus all accrued and unpaid dividends. We may be unable to finance the redemption on favorable terms, or at all. Consequently, we may not have sufficient cash to purchase the shares of our Series A Preferred Stock.

We may not issue preferred stock that is senior to the Series A Preferred Stock without the consent of the holders of 66 2/3% of the shares of Series A Preferred Stock, which limits the flexibility of our capital structure.

As long as the Series A Preferred Stock is outstanding, we may not issue preferred stock that is senior to the Series A Preferred Stock with respect to dividend or liquidation rights without the consent of the holders of 66 2/3% of the shares of Series A Preferred Stock. This limitation restricts the flexibility of our capital structure and may prevent us from issuing equity that would otherwise be in the best interests of our company and common stockholders.

The market price of common stock you receive upon conversion may be less than the effective price paid for the shares of Series A Preferred Stock.

The market value of shares of our common stock received by you on the conversion of your shares of our Series A Preferred Stock may be less than the effective conversion price on your shares of Series A Preferred Stock. A holder of our Series A Preferred Stock has the right, at its option, to convert all or any portion of its outstanding shares of Series A Preferred Stock into the number of fully paid and non-assessable shares of our common stock at a conversion rate of one share of common stock per $8.00 liquidation preference, which we refer to as the conversion price, and represents a conversion rate of two and one-half (2 ½) shares of common stock for each share of Series A Preferred Stock. In addition, upon satisfaction of certain conditions, including that the Series A Preferred Stock represent less than 10% of our outstanding shares of common stock on a fully diluted basis, we have the right to convert the Series A Preferred Stock into shares of our common stock. As of June 12, 2008, the market price of our common stock was less than the $8.00 per share conversion price of our Series A Preferred Stock. If the market value of our common stock is less than the conversion price of those shares at the time of conversion, the value of the shares of our common stock issued to you will be less than the redemption value of your shares of Series A Preferred Stock. During the time when the Series A Preferred Stock is subject to conversion, we expect that the trading prices for the shares of our Series A Preferred Stock in the secondary market will be directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. The market price of our common stock has been volatile in the past and may be so in the future, which could adversely affect the value of the Series A Preferred Stock. Accordingly, you assume the risk that the market value of the common stock may be less than the conversion price of the Series A Preferred Stock, may decline further, and that any such decline could be substantial.

The shares of our Series A Preferred Stock will rank junior to all of our liabilities in the event of a bankruptcy, liquidation or winding up of our assets.

In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on the Series A Preferred Stock only after all of our liabilities have been paid and the liquidation preference, if any, of any future senior preferred stock issued by us has been paid and only on a pari passu basis with any parity preferred stock we may issue hereafter.

You may not receive common stock upon the conversion of the Series A Preferred Stock to the extent the receipt of such common stock would cause a violation of our ownership limitations.

In order for us to qualify as a REIT for each taxable year, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. Individuals for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In order to preserve our REIT qualification, our charter and certain board resolutions generally prohibit any person from directly or indirectly owning more than 9.9% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock.

The Series A Preferred Stock and our common stock received upon conversion of the Series A Preferred Stock are subject to these ownership limitations. If the conversion of the Series A Preferred Stock would result in a holder (other than a holder with an exemption from the ownership limitation with respect to our common stock) owning, directly or indirectly, in excess of 9.9% in value or in number of shares, whichever is more restrictive, of our common stock, any common stock that would have been received upon conversion in excess of that threshold would automatically be transferred to a trust for the exclusive benefit of a charitable beneficiary (as defined in our charter) and the holder would lose his or her rights to such common stock.

The value of shares of our Series A Preferred Stock may be adversely affected by modifications to our capital structure for which the conversion rate will not be adjusted.

The number of shares of common stock that you are entitled to receive upon conversion is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions by us that modify our capital structure. However, we may undergo an event which would not adjust the conversion rate. As a result, an event that adversely affects the value of the shares of our Series A Preferred Stock, but does not result in an adjustment to the conversion rate, could occur. Further, we are not restricted from issuing additional shares of our common stock or junior series of preferred stock while our Series A Preferred Stock is outstanding and have no obligation to consider your interests for any reason. If we issue additional shares of common stock or junior series of preferred stock, it may materially and adversely affect the price of our common stock and the trading price of the shares of our Series A Preferred Stock. For example, we could issue a junior series of preferred stock without the consent of the holders of the Series A Preferred Stock that would ultimately be senior to the interests of the holders of the Series A Preferred Stock following the conversion of the Series A Preferred Stock into shares of common stock.

We may not be able to pay cash dividends on our Series A Preferred Stock.

In the event that any of our financing agreements in the future restrict our ability to pay cash dividends on shares of our Series A Preferred Stock, we will be unable to pay cash dividends on our Series A Preferred Stock unless we can refinance amounts outstanding under those agreements. Although the dividends on our Series A Preferred Stock would continue to accrue, we may pay dividends on shares of our Series A Preferred Stock only if we have legally available funds for such payment.

Risks Related to an Investment in Our Common Stock

Our common stock has historically been sporadically and “thinly traded,” which may adversely impact the liquidity of our shares and reduce the value of an investment in our stock.

Our common stock has historically been sporadically or “thinly traded” (meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent) and no assurances can be given that a broader or more active public trading market for our common stock will develop or be sustained in the future or that current trading levels will be sustained. A substantial sale, or series of sales, of our common stock could have a material adverse effect on the market price of our common stock. You may be unable to sell at or near ask prices or at all if you desire to liquidate your shares. This situation is attributable to a number of factors, including, among other things, the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.

The market price and trading volume of our common stock may be volatile.

The market price of our common stock is highly volatile and subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. Some of the factors that could result in fluctuations in the price or trading volume of our common stock include, among other things: actual or anticipated changes in our current or future financial performance; changes in market interest rates and general market and economic conditions. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly.

We have not established a minimum dividend payment level for our common stockholders and there are no assurances of our ability to pay dividends to them in the future.

We intend to pay quarterly dividends and to make distributions to our common stockholders in amounts such that all or substantially all of our taxable income in each year, subject to certain adjustments, is distributed. This, along with other factors, should enable us to qualify for the tax benefits accorded to a REIT under the Internal Revenue Code of 1986, as amended, or Internal Revenue Code. We have not established a minimum dividend payment level for our common stockholders and our ability to pay dividends may be harmed by the risk factors described herein. From July 2007 until April 2008, our board of directors elected to suspend the payment of quarterly dividends on our common stock. Our board of directors' decision reflected our focus on the elimination of operating losses through the sale of our mortgage lending business and the conservation of capital to build future earnings from our portfolio management operations. All distributions to our common stockholders will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time. There are no assurances of our ability to pay dividends in the future.

Upon conversion of our Series A Preferred Stock, we will be required to issue shares of common stock to holders of our Series A Preferred Stock, which will dilute the holders of our outstanding common stock. Our outstanding Series A Preferred Stock is senior to our common stock for purposes of dividend and liquidation distributions and has voting rights equal to those of our common stock.

The Series A Preferred Stock is convertible into shares of our common stock based on a conversion price of $8.00 per share of common stock, which represents a conversion rate of two and one-half (2½) shares of common stock for every share of Series A Preferred Stock. Upon conversion of the Series A Preferred Stock, we will issue common stock to the holders of our Series A Preferred Stock, which will dilute the holders of our outstanding common stock. Our outstanding Series A Preferred Stock is senior to our common stock for purposes of dividend and liquidation distributions and has the right to vote, on an “as-converted” basis, on all matters that common stockholders are entitled to vote on. As such, one share of Series A Preferred Stock is entitled to two and one-half votes based on the current conversion rate for the Series A Preferred Stock. In the event we are unable to fully fund the payment of dividends on our capital stock or elect to liquidate our company, holders of our Series A Preferred Stock have dividend and liquidating distribution preferences over holders of our common stock, which may negatively affect your ability to receive dividends or liquidating distributions on your shares of common stock.

As of May 1, 2008, all of the outstanding shares of our Series A Preferred Stock was owned by JMP Group, Inc. and certain of its affiliates and represented approximately 21% of our outstanding capital stock, on a fully diluted basis. As a result, the holders of our Series A Preferred Stock have voting control over us.

As of May 1, 2008, all of the outstanding shares of our Series A Preferred Stock was owned by JMP Group, Inc. and certain of its affiliates and represented approximately 21% of our outstanding capital stock, on a fully diluted basis. Holders of our Series A Preferred Stock also have voting rights equal to the voting rights attached to our common stock, except that each share of Series A Preferred Stock is entitled to a number of votes equal to the conversion rate. As a result, the holders of our Series A Preferred Stock have voting control over us, which may limit your ability to effect corporate change through the stockholder voting process.

The ownership of our common stock is concentrated among a small number of investors, including JMPAM and certain of its affiliates.

The ownership of our outstanding common stock is concentrated among a small number of investors. As of May 1, 2008, four groups of investors each beneficially owned in excess of 10.0% of our outstanding common stock and two other investor groups owned 9.9% and 9.8%, respectively, of our outstanding common stock. Of these investor groups, JMPAM, the external advisor to the Managed Subsidiaries, and JMP Group, Inc., an affiliate of JMPAM, each beneficially owned 16.8% and 12.2%, respectively, of our outstanding common stock. Because the ownership of our common stock is concentrated among a small number of investors, including JMPAM and JMP Group, Inc., these stockholders may exert significant influence over matters submitted to a vote of stockholders, including the election of directors and approval of a change in control or business combination of our company. This concentration of ownership may result in decisions affecting us that are not in the best interests of all our stockholders.

Future offerings of debt securities, which would rank senior to our Series A Preferred Stock and common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock, which in turn could adversely affect the market price of our Series A Preferred Stock.

In the future, we may attempt to increase our capital resources by making offerings of debt or additional offerings of equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred stock or common stock. Upon liquidation, holders of our debt securities and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our Series A Preferred Stock and common stock. In addition, upon liquidation, holders of shares of our preferred stock will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both, which in turn could adversely affect the market price of our Series A Preferred Stock. Moreover, Our Series A Preferred Stock has, and any future issuance of preferred stock by us may have, a preference on liquidating distributions and on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock and our Series A Preferred Stock bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

Future sales of our common stock could have an adverse effect on our stock price.

We cannot predict the effect, if any, of future sales of common stock, or the availability of shares for future sales, on the market price of our common stock. For example, upon conversion of our Series A Preferred Stock, we will be required to issue shares of our common stock to holders of our Series A Preferred Stock, which will increase the number of shares available for sale and dilute existing holders of our common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

Under the registration rights agreement we entered into in connection with our private placement of common stock in February 2008, we have paid, and may be required to pay in the future, liquidated damages to the holders of the shares of common stock purchased in that private placement if we breach certain provisions.

Under the registration rights agreement we entered in connection with our private placement of common stock in February 2008, we will pay liquidated damages if any of the following events occur: (i) we fail to file a registration statement covering all of the shares sold in that private placement before the filing deadline; (ii) a registration statement covering all of the shares sold in that private placement is not declared effective prior to the effectiveness deadline; (iii) the registration statement is not continuously kept effective, except during an allowable grace period; (iv) a grace period exceeds the allowable grace period under the registration rights agreement; (v) the shares sold in that private placement may not be sold pursuant to Rule 144 under the Securities Act due to our failure to satisfy the adequate public information condition of Rule 144(c) under the Securities Act; or (vi) we fail to obtain NASDAQ Stock Market listing for our common stock on or before first date the registration statement covering all of the shares sold in that private placement is declared effective. The liquidated damages are payable in an amount equal to the product of one-thirtieth of (i) 0.5% multiplied by $8.00 for each day that such events shall occur and be continuing during the first 90 days of such non-compliance, and (ii) 1.0% multiplied by $8.00 for each day after the 90th day of such non-compliance for each share sold in the February 2008 private placement which is then held by the investors from that offering.

We filed a resale shelf registration statement registering for resale the 15.0 million shares of common stock sold in our February 2008 private placement on April 4, 2008, approximately 23 days after the filing deadline, and paid liquidated damages of approximately $0.2 million in the aggregate on May 2, 2008 to the holders of these shares. The resale shelf registration statement was declared effective by the SEC on April 18, 2008. In addition, because our common stock was not approved for listing on the NASDAQ Capital Market until June 4, 2008, we incurred liquidated damages for the period from April 19, 2008 until June 4, 2008. Although we intend to request from these stockholders a waiver of the damages for this breach, we cannot assure you that we will be successful obtaining the waiver. In the event we fail any other condition above, we will be subject to the liquidated damages penalty, which, depending on the length of the breach, could have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Company, Structure and Change in Control Provisions

Our Co-Chief Executive Officers have agreements that provide them with benefits in the event their employment is terminated following a change in control.

We have entered into agreements with our Co-Chief Executive Officers, David A. Akre and Steven R. Mumma, that provide them with severance benefits if their employment ends under specified circumstances following a change in control. These benefits could increase the cost to a potential acquirer of us and thereby prevent or discourage a change in control that might involve a premium price for your shares or otherwise be in your best interest.

The stock ownership limit imposed by our charter may inhibit market activity in our common stock and may restrict our business combination opportunities.

In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of the issued and outstanding shares of our capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year (other than our first year as a REIT). Attribution rules in the Internal Revenue Code apply to determine if any individual or entity actually or constructively owns our capital stock for purposes of this requirement. Additionally, at least 100 persons must beneficially own our capital stock during at least 335 days of each taxable year (other than our first year as a REIT). To help ensure that we meet these tests, our charter restricts the acquisition and ownership of shares of our capital stock. Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT and provides that, unless exempted by our board of directors, no person may own more than 9.9% in value of the outstanding shares of our capital stock. Our board of directors may grant an exemption from that ownership limit in its sole discretion, subject to such conditions, representations and undertakings as it may determine. This ownership limit could delay or prevent a transaction or a change in control of our company under circumstances that otherwise could provide our stockholders with the opportunity to realize a premium over the then current market price for our common stock or would otherwise be in the best interests of our stockholders.

Certain provisions of Maryland law and our charter and bylaws could hinder, delay or prevent a change in control which could have an adverse effect on the value of our securities.

Certain provisions of Maryland law, our charter and our bylaws may have the effect of delaying, deferring or preventing transactions that involve an actual or threatened change in control. These provisions include the following, among others:

•
our charter provides that, subject to the rights of one or more classes or series of preferred stock to elect one or more directors, a director may be removed with or without cause only by the affirmative vote of holders of at least two-thirds of all votes entitled to be cast by our stockholders generally in the election of directors;

•	our bylaws provide that only our board of directors shall have the authority to amend our bylaws;

•	under our charter, our board of directors has authority to issue preferred stock from time to time, in one or more series and to establish the terms, preferences;

•	and rights of any such series, all without the approval of our stockholders;

•	the Maryland Business Combination Act; and

•	the Maryland Control Share Acquisition Act.

Although our board of directors has adopted a resolution exempting us from application of the Maryland Business Combination Act and our bylaws provide that we are not subject to the Maryland Control Share Acquisition Act, our board of directors may elect to make the business combination statute and control share statute applicable to us at any time and may do so without stockholder approval.

Maintenance of our Investment Company Act exemption imposes limits on our operations.

We have conducted and intend to continue to conduct our operations so as not to become regulated as an investment company under the Investment Company Act. We believe that there are a number of exemptions under the Investment Company Act that are applicable to us. To maintain the exemption, the assets that we acquire are limited by the provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act. In addition, we could, among other things, be required either (a) to change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have an adverse effect on our operations and the market price for our securities.

Tax Risks Related to Our Structure

Failure to qualify as a REIT would adversely affect our operations and ability to make distributions.

We have operated and intend to continue to operate so to qualify as a REIT for federal income tax purposes. Our continued qualification as a REIT will depend on our ability to meet various requirements concerning, among other things, the ownership of our outstanding stock, the nature of our assets, the sources of our income, and the amount of our distributions to our stockholders.

If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. In addition, if we do not qualify for certain statutory relief provisions we generally would be disqualified from treatment as a REIT for the four taxable years following the year in which we lost our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability, and we would no longer be required to make distributions to stockholders. Additionally, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

REIT distribution requirements could adversely affect our liquidity.

In order to qualify as a REIT, we generally are required each year to distribute to our stockholders at least 90% of our REIT taxable income, excluding any net capital gain. To the extent that we distribute at least 90%, but less than 100% of our REIT taxable income, we will be subject to corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by us with respect to any calendar year are less than the sum of (i) 85% of our ordinary REIT income for that year, (ii) 95% of our REIT capital gain net income for that year, and (iii) 100% of our undistributed REIT taxable income from prior years.

We have made and intend to continue to make distributions to our stockholders to comply with the 90% distribution requirement and to avoid corporate income tax and the nondeductible excise tax. However, differences in timing between the recognition of REIT taxable income and the actual receipt of cash could require us to sell assets or to borrow funds on a short -term basis to meet the 90% distribution requirement and to avoid corporate income tax and the nondeductible excise tax.

Certain of our assets may generate substantial mismatches between REIT taxable income and available cash. Such assets could include mortgage-backed securities we hold that have been issued at a discount and require the accrual of taxable income in advance of the receipt of cash. As a result, our taxable income may exceed our cash available for distribution and the requirement to distribute a substantial portion of our net taxable income could cause us to:

•	sell assets in adverse market conditions,

•	borrow on unfavorable terms or

•	distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt in order to comply with the REIT distribution requirements.

Further, amounts distributed will not be available to fund investment activities. We expect to fund our investments generally through borrowings from financial institutions, along with securitization financings. If we fail to obtain debt or equity capital in the future, it could limit our ability to grow, which could have a material adverse effect on the value of our common stock.

Dividends payable by REITs do not qualify for the reduced tax rates on dividend income from regular corporations.

The maximum U.S. federal income tax rate for dividends payable to domestic shareholders that are individuals, trust and estates is 15% (through 2008). Dividends payable by REITs, however, are generally not eligible for the reduced rates. Although the reduced U.S. federal income tax rate applicable to dividend income from regular corporate dividends does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rate applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our Series A Preferred Stock and common shares.

USE OF PROCEEDS

All of the shares of our Series A Preferred Stock and our common stock covered by this prospectus are being offered by the selling stockholders. We will not receive any of the proceeds from the sale of these securities by the selling stockholders under this prospectus. We have agreed to pay expenses relating to the registration under applicable securities laws of the shares of our Series A Preferred Stock and our common stock covered by this prospectus.

SELLING STOCKHOLDERS

The selling stockholders may, from time to time, offer, sell or otherwise distribute pursuant to this prospectus any or all of the shares of our Series A Preferred Stock and common stock being offered by them. When we refer to the “selling stockholders” in this prospectus, we mean those persons specifically identified in the table below, as well as the permitted transferees, pledges, donees, assignees, successors and others who receive shares after the date of this prospectus from those persons specifically identified in the table below as a gift, pledge, dividend, distribution or other non-sale related transfer.

The table below sets forth the name of each selling stockholder that may offer shares of our Series A Preferred Stock and common stock pursuant to this prospectus, from time to time, as of June 16, 2008. The information presented regarding the selling stockholders will be based upon representations made by the selling stockholders to us.

Because the selling stockholders may offer all, some or none of the shares of our Series A Preferred Stock and common stock pursuant to this prospectus, and because there currently are no agreements, arrangements or understandings with respect to the sale or other distribution of any of these shares, no definitive estimate can be given as to the amount of shares that will be held by the selling stockholders after completion of this offering. The following table will be prepared assuming that the selling stockholders sell or otherwise distribute all of the shares of our Series A Preferred Stock and common stock offered by this prospectus and that they do not acquire any additional shares of our capital stock. If all of the shares of our Series A Preferred Stock are sold pursuant to this prospectus without conversion of the Series A Preferred Stock into shares of our common stock, then the selling stockholders will sell 1,000,000 shares of our Series A Preferred Stock. If all of the shares of common stock registered by us under the registration statement of which this prospectus is a part are sold following conversion of the 1,000,000 shares of Series A Preferred Stock into shares of our common stock, then the selling stockholders will sell 2,500,000 shares of our common stock.

We cannot advise you as to whether the selling stockholders will in fact sell or otherwise distribute any or all of their shares of our Series A Preferred Stock and common stock. In addition, the selling stockholders may have sold or otherwise distributed, transferred or otherwise disposed of, or may sell, distribute, transfer or otherwise dispose of, at any time and from time to time, the shares of our Series A Preferred Stock and common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

	Ownership Before Offering		Securities Offered by this Prospectus		Ownership After Offering
Name of Selling Stockholder	Series A Preferred Stock	Common Stock(1)	Series A Preferred Stock	Common Stock(1)	Series A Preferred Stock	% of Series A Preferred Stock(2)	Common Stock	% of Common Stock(2)
JMP Group Inc.†(3) (4)	250,000	1,214,585	250,000	625,000	—	—	589,585	6.3%
JMP Realty Trust, Inc. †(5)	500,000	1,260,951	500,000	1,250,000	—	—	10,951	*
Harvest Opportunity Partners II, L.P. †(5)	181,100	452,750	181,000	452,750	—	—	—	—
Harvest Opportunity Partners Offshore Fund, Ltd. †(5)	31,400	78,500	31,400	78,500	—	—	—	—
Harvest Small Cap Partners, L.P. †(5)	28,800	72,000	28,800	72,000	—	—	—	—
Harvest Small Cap Offshore, Ltd. †(5)	8,700	21,750	8,700	21,750	—	—	—	—
Total	1,000,000	3,100,536	1,000,000	2,500,000	—	—	600,536	6.4%

† Affiliate of a registered broker-dealer.
* Less than 1%

(1) Represents the aggregate holding of common stock assuming the conversion of our Series A Preferred Stock at a conversion rate of two and one-half (2 ½) shares of our common stock for each share of Series A Preferred Stock.

(2) As of June 16, 2008, 9,320,094 shares of our common stock and 1,000,000 shares of our Series A Preferred Stock were issued and outstanding. Assumes that each named selling stockholder sells or otherwise distributes all of the shares of our Series A Preferred Stock and common stock it holds that are covered by this prospectus and neither acquires nor disposes of any other shares, or right to purchase other shares, of our Series A Preferred Stock and common stock subsequent to the date as of which we obtained information regarding its holdings.

(3) The selling stockholder has sole voting power over 1,214,585 shares of common stock and sole dispositive power over 1,214,585 shares of common stock. The Series A Preferred Stock votes with the common stock (on an as-converted basis).

(4) The selling stockholder has advised us that Joseph Jolson, Chief Executive Officer of JMP Group, Inc., exercises sole voting and investment power over the shares that this selling shareholder beneficially owns.

(5) JMPAM is an investment adviser registered with the SEC that manages investments and trading accounts including JMP Realty Trust, Inc., Harvest Opportunity Partners II, L.P., Harvest Opportunity Partners Offshore Fund, Ltd., Harvest Small Cap Partners, L.P., and Harvest Small Cap Offshore, Ltd. (collectively, the “JMP Funds”). JMPAM is either the manager or general partner of each JMP Fund. Therefore, because JMPAM has the investment and dispositive power with respect the shares held by these JMP Funds, JMPAM is deemed to beneficially own, in the aggregate, all of the shares of our Series A Preferred Stock and common stock held by these JMP Funds.

Certain Relationships between the Selling Stockholders and Us

On January 18, 2008, we issued and sold the 1.0 million shares of Series A Preferred Stock to the selling stockholders named above for an aggregate purchase price of $20.0 million. Each of the selling stockholders named above (excluding JMP Group, Inc.) is an affiliate of JMP Group, Inc. JMP Group, Inc. is deemed to beneficially own approximately 12.2% of our outstanding common stock as of May 1, 2008. JMPAM is a subsidiary of JMP Group, Inc. and is an SEC-registered investment adviser. As an investment adviser, JMPAM manages investments and trading accounts of other persons, including each of the selling stockholders named above, other than JMP Group, Inc., and is deemed the beneficial owner of shares of our common stock and Series A Preferred Stock held by these accounts. As a result, JMPAM is deemed to beneficially own approximately 16.8% of our outstanding common stock as of May 1, 2008. James J. Fowler, the non-executive chairman of our board of directors and also the non-compensated chief investment officer of the Managed Subsidiaries, is a managing director of JMPAM and the president of JMP Realty Trust, Inc., a private REIT that is externally managed by JMPAM.

Concurrent with the issuance and sale of the Series A Preferred Stock, we entered into an advisory agreement with JMPAM, which is an affiliate of each of the selling stockholders named above, pursuant to which JMPAM advises the Managed Subsidiaries. Pursuant to the advisory agreement, JMPAM is entitled to receive a base advisory fee and may be eligible to earn an incentive advisory fee under certain circumstances. For the period January 18, 2008 to March 31, 2008, we paid approximately $0.1 million to JMPAM in base advisory fees.

On February 21, 2008, we completed a private offering of our common stock which generated gross proceeds of $60.0 million to our company. JMP Securities LLC, a subsidiary of JMP Group, Inc. and an affiliate of the selling stockholders named above, received a $3.0 million placement fee for its services as the sole placement agent in our February 2008 private offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the three months ended March 31, 2008, and for each of the last five fiscal years for our company and its predecessor.

	Three Months Ended March 31,	Year Ended December 31,
	2008	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	(0.79)	(0.01)	0.84	1.06	1.71	11.81
Deficiency	$21,438	$53,454	$12,001	-	-	-

We computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For purposes of computing the ratios above, earnings consist of pre-tax earnings from continuing operations plus fixed charges and distributed income to equity investees and fixed charges consist of interest expenses. Pursuant to SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, because any outstanding shares of Series A Preferred Stock must be redeemed on December 31, 2010, the Series A Preferred Stock is classified as a liability on our balance sheet and accounted for in the ratio above as a fixed charge.

SELECTED FINANCIAL DATA

The following selected consolidated financial data is derived from our audited and unaudited consolidated financial statements and the notes thereto for the periods presented and give effect to the completion on May 27, 2008 of a one-for-two reverse stock split on shares of our common stock. This selected consolidated financial data should be read in conjunction with the notes to our audited and unaudited consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2008, each of which is incorporated by reference in this registration statement. Operating results are not necessarily indicative of future performance.

The selected financial data as of and for the three months ended March 31, 2008 and 2007 and the years ended December 31, 2007, December 31, 2006 and December 31, 2005, include the operations of our company and our consolidated subsidiaries. Included in the selected financial data for the year ended December 31, 2004 are the results of our company for the period beginning June 29, 2004, which was the date on which we completed our initial public offering, and of Hypotheca for the period beginning January 1, 2004 and ended June 29, 2004. Prior to completion of our initial public offering, we had no operations and, as a result, for the year 2003, the financial data presented is for Hypotheca only.

(amounts in thousands)	As of and for the Quarter Ended March 31,		As of and For the Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Operating Data(1):

Net interest income	$1,274	$(253)	$477	$4,784	$12,873	$7,924	$	―
(Loss) income from continuing operation	(21,438)	(900)	(20,790)	2,166	3,322	6,899		―
Income (Loss) from discontinued operation - net of tax	180	(3,841)	(34,478)	(17,197)	(8,662)	(1,952)		13,726

Net (loss) income	(21,258)	(4,741)	(55,268)	(15,031)	(5,340)	4,947		13,726
Basic (loss) income per share	(4.19)	(2.62)	(30.47)	(8.33)	(2.97)	2.76		―
Weighted average common shares outstanding - basic(2)	5,070	1,808	1,814	1,804	1,801	1,790		―

Balance Sheet Data(1):
Total assets continuing operations	925,019	1,035,938	800,385	1,110,103	1,542,422	1,413,729		―
Total assets discontinued operations	6,755	126,641	8,876	212,805	248,871	201,034		110,081
Total liabilities continuing operations	885,751	988,499	785,010	1,063,631	1,458,410	1,306,185		―
Total liabilities discontinued operations	$4,912	$108,960	$5,833	$187,705	$231,925	$189,095		$110,555

(1)
In connection with the sale of our wholesale mortgage origination platform assets on February 22, 2007 and the sale of our retail mortgage origination platform assets on March 31, 2007, we are required to classify our mortgage lending business as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144.

(2)	Reflects one-for-two reverse stock split on shares of our common stock that became effective on May 27, 2008.

DESCRIPTION OF SERIES A PREFERRED STOCK

The following summary describes the terms of the Series A Preferred Stock after giving effect to the completion on May 27, 2008 of a one-for-two reverse stock split on shares of our common stock. The following summary, which contains certain terms and provisions of our Series A Preferred Stock, does not purport to be complete and is subject to, and qualified in its entirety by reference to the Maryland General Corporation Law, or MGCL, the terms and provisions of our charter, including the Articles Supplementary, and our bylaws, copies of which are filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part and are available from us. See “How to Obtain More Information.”

General

Our charter provides that we may issue up to 2,000,000 shares of our Series A Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share. As of June 1, 2008, 1,000,000 shares of Series A Preferred Stock were issued and outstanding.

Rank

The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, ranks: (a) prior or senior to any class or series of common stock of our company and any other class or series of equity securities of our company, if the holders of Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series, or junior stock; (b) on a parity with any class or series of equity securities of our company if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the Series A Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other, or parity stock; (c) junior to any class or series of equity securities of our company if, pursuant to the specific terms of such class or series, the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Series A Preferred Stock, or senior stock; and (d) junior to all existing and future indebtedness of our company. The term “equity securities” does not include convertible debt securities, which will rank senior to the Series A Preferred Stock prior to conversion.

Dividends

Holders of shares of Series A Preferred Stock are entitled to receive, when and as authorized by the board of directors and declared by our company, out of funds legally available for the payment of distributions, cumulative preferential quarterly cash dividends at the rate of the greater of (i) two and one half percent (2.5%) per quarter of the $20.00 per share liquidation preference of the Series A Preferred Stock (equivalent to a fixed annual amount of $2.00 per share) or (ii) the quotient of the quarterly dividend declared by our company on shares of our common stock divided by the conversion price (defined below). Dividends accumulate on a daily basis and are payable quarterly in arrears on or before the last day of each January, April, July and October of each year (each such day being hereinafter called a Dividend Payment Date) to holders of record of the Series A Preferred Stock at the close of business on the last business day of March, June, September and December immediately preceding such Dividend Payment Date (each such day being hereinafter called a Dividend Record Date). The first dividend was payable based on a full quarter and was paid on March 31, 2008 to stockholders of record as of March 31, 2008. Any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series A Preferred Stock shall not be entitled to receive any dividends in excess of cumulative dividends on the Series A Preferred Stock and no interest shall be paid in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

When dividends are not paid in full upon the Series A Preferred Stock or any other class or series of parity stock, all dividends declared upon the Series A Preferred Stock and any other class or series of parity stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series A Preferred Stock and the parity stock. Except as set forth in the preceding sentence, unless dividends on the Series A Preferred Stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment for all past dividend periods, no dividends will be declared or paid or set aside for payment by us with respect to any class or series of parity stock. Unless full cumulative dividends on the Series A Preferred Stock have been paid or declared and set apart for payment for all past dividend periods, no dividends (or other cash or property) will be declared or paid or set apart for payment by us with respect to any shares of junior stock, nor shall any shares of junior stock be redeemed, purchased or otherwise acquired (except for purposes of an employee benefit plan) for any consideration. Notwithstanding the above, we are not prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any shares of parity stock or (ii) redeeming, purchasing or otherwise acquiring any parity stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain our qualification as a REIT under the Internal Revenue Code.

No dividends on shares of Series A Preferred Stock may be declared by our board of directors or paid or set apart for payment by us at such time as the terms and provisions of any agreement of our company prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, before any payment or distribution by us shall be made to or set apart for the holders of any shares of junior stock, the holders of shares of Series A Preferred Stock will be entitled to receive a liquidation preference of $20.00 per share, or the Liquidation Preference, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders. Until the holders of the Series A Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment shall be made to any holder of junior stock upon the liquidation, dissolution or winding up of our company.

If upon any liquidation, dissolution or winding up of our company, our assets, or proceeds thereof, distributable among the holders of Series A Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any other shares of any class or series of parity stock, then such assets, or the proceeds thereof, will be distributed among the holders of Series A Preferred Stock and any such other holder of parity stock ratably in the same proportion as the respective amounts that would be payable on the Series A Preferred Stock and any such other parity stock if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of our company shall not include a consolidation or merger of our company with one or more corporations, a sale, lease, conveyance or transfer of all or substantially all of our assets or business, or a statutory share exchange.

Upon any liquidation, dissolution or winding up of our company, after payment has been made in full to the holders of Series A Preferred Stock and any holders of parity stock, any other series or class or classes of junior stock will be entitled to receive any and all assets remaining to be paid or distributed.

Redemption

Except as set forth below under “― Special Optional Redemption by Company”  or certain other exceptions, the Series A Preferred Stock is not redeemable prior to December 31, 2010. To the extent any shares of the Series A Preferred Stock are not converted into shares of our common stock as set forth below, we will redeem the Series A Preferred Stock, in whole but not in part, on or about December 31, 2010, at a cash redemption price equal to 100% of the Liquidation Preference, plus all accrued and unpaid dividends to the date fixed for redemption, or the redemption date. If full cumulative dividends on all outstanding Series A Preferred Stock have not been paid or declared and set apart for payment, no Series A Preferred Stock may be redeemed unless all outstanding Series A Preferred Stock are simultaneously redeemed.

Special Optional Redemption by Company

At any time following a Change of Control Optional Conversion Termination Date (as defined in the Articles Supplementary), we will have the option upon written notice to the holders of record of the then outstanding shares of Series A Preferred Stock (in accordance with the notice requirements provided in the Articles Supplementary) to redeem the then outstanding shares of Series A Preferred Stock, in whole but not in part, within 90 days after the Change of Control Optional Conversion Termination Date, for a cash redemption price equal to 100% of the Liquidation Preference, plus all accrued and unpaid dividends to the redemption date. Upon any redemption of the Series A Preferred Stock pursuant to this special optional redemption by our company, we will pay any accrued and unpaid dividends to the redemption date, whether or not authorized, unless the redemption date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, in which case each holder of the Series A Preferred Stock at the close of business on such dividend payment record date will be entitled to the distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before the Dividend Payment Date. A “change of control” has the meaning ascribed to it in the Articles Supplementary.

Conversion

Optional Conversion

Subject to the requirements sets forth in the Articles Supplementary for such conversion, a holder of any shares of the Series A Preferred Stock has the right, at its option, to convert all or any portion of its outstanding Series A Preferred Stock, or the Optional Conversion Right, into the number of fully paid and non-assessable shares of our common stock at a conversion rate of one share of common stock per $8.00 liquidation preference, or the Conversion Rate, which is equivalent to a conversion price of approximately $8.00 per share of our common stock, or the Conversion Price (subject to adjustment as described below). Such holder shall surrender to us such shares of Series A Preferred Stock to be converted in accordance with the provisions set forth in the Articles Supplementary.

If a holder of shares of Series A Preferred Stock exercises its Optional Conversion Right, upon delivery of the Series A Preferred Stock for conversion, those shares of Series A Preferred Stock shall cease to cumulate dividends as of the end of the day immediately preceding the conversion date (as defined in the Articles Supplementary) and the holder shall not receive any cash payment representing accrued and unpaid dividends of the Series A Preferred Stock, except in those limited circumstances discussed below. Except as provided below, we will make no payment for accrued and unpaid dividends, whether or not in arrears, on the Series A Preferred Stock converted at a holder’s election pursuant to a conversion right, or for dividends on shares of our common stock issued upon such conversion.

•
if we receive a conversion notice after the Dividend Record Date but prior to the corresponding Dividend Payment Date, the holder on the Dividend Record Date shall receive on that Dividend Payment Date accrued dividends on those shares of Series A Preferred Stock, notwithstanding the conversion of those shares of Series A Preferred Stock prior to that Dividend Payment Date; provided, however, that at the time that such holder surrenders the Series A Preferred Stock for conversion, the holder shall pay to us an amount equal to the dividend that has accrued and that shall be paid on the related Dividend Payment Date; and

•
a holder of shares of Series A Preferred Stock on a Dividend Record Date who exercises its Optional Conversion Right and converts such Series A Preferred Stock into our common stock on or after the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such Series A Preferred Stock on such Dividend Payment Date, and the converting holder need not include payment of the amount of such dividend upon surrender for conversion of the Series A Preferred Stock.

However, if we receive a conversion notice before the close of business on a Dividend Record Date, the holder shall not be entitled to receive any portion of the dividend payable on such converted Series A Preferred Stock on the corresponding Dividend Payment Date.

Mandatory Conversion

Each outstanding share of Series A Preferred Stock will be converted into the number of fully paid and non-assessable shares of our common stock at the Conversion Rate (subject to adjustment as described below) upon satisfaction of the following conditions, or the Mandatory Conversion:

•
we have obtained the requisite approval(s), if any, of our common stockholders in connection with the issuance of the Series A Preferred Stock or any of our common stock issuable upon conversion of such shares of Series A Preferred Stock;

•	the resale registration statement has been declared effective by the SEC; and

•
the number of shares of our common stock issuable upon conversion of the outstanding shares of Series A Preferred Stock equal a number that is less than ten percent (10%) of our then outstanding common stock.

provided, however, that no such Mandatory Conversion will occur if such conversion would result in our company being consolidated for accounting purposes as a subsidiary of JMP Group, Inc. Upon exercise of the Mandatory Conversion right and the surrender of shares of the Series A Preferred Stock by a holder thereof, we will issue and deliver or cause to be issued and delivered to such holder, or to such other person on such holder’s written order, certificates representing the number of validly issued, fully paid and non-assessable shares of our common stock to which a holder of shares of Series A Preferred Stock being converted, or a holder’s transferee, shall be entitled.

To exercise this Mandatory Conversion right, we must issue a press release prior to the opening of business on any trading day not more than five trading days following any date on which we became aware that the conditions set forth above for the Mandatory Conversion have been satisfied, announcing the satisfaction of the Mandatory Conversion conditions. The conversion date, or the Mandatory Conversion Date, will be on the date that is five trading days after the date on which we issue such press release. Each conversion shall be deemed to have been made at the close of business on the Mandatory Conversion Date so that the rights of the holder thereof as to the Series A Preferred Stock being converted shall cease except for the right to receive the number of fully paid and non-assessable shares of our common stock at the Conversion Rate (subject to adjustment as described below), and the person entitled to receive shares of our common stock will be treated for all purposes as having become the record holder of those shares of common stock at that time.

If we exercise the Mandatory Conversion right and the Mandatory Conversion Date is a date that is on, or after the close of business on, any Dividend Record Date and prior to the close of business on the corresponding Dividend Payment Date, all dividends, including accrued and unpaid dividends, whether or not in arrears, with respect to the Series A Preferred Stock called for conversion on such date, will be payable on such Dividend Payment Date to the record holder of such shares on such record date. However, if we exercise the Mandatory Conversion right and the Mandatory Conversion Date is a date that is prior to the close of business on any Dividend Record Date, the holder shall not be entitled to receive any portion of the dividend payable for such period on such converted shares on the corresponding Dividend Payment Date; provided, however, that all unpaid dividends that are in arrears as of the Mandatory Conversion Date will be payable to the holder of the Series A Preferred Stock.

Conversion Rate Adjustments

If we shall, at any time or from time to time after the original issue date of the Series A Preferred Stock while any shares of Series A Preferred Stock are outstanding, effect one or more stock dividends, stock split-ups (including reverse splits), subdivisions or consolidations of shares of our common stock, the Conversion Rate shall be appropriately adjusted to reflect such stock dividends, stock split-ups, subdivisions or consolidations of shares of common stock. For example, on May 27, 2008, we completed a one-for-two reverse stock on shares of our common stock. Upon completion of this reverse stock split, the Conversion Rate was automatically adjusted to one share of common stock per $8.00 liquidation preference from one share of common stock per $4.00 liquidation preference. In addition, if during the period in which shares of the Series A Preferred Stock remain outstanding we issue or sell any shares of common stock (excluding any equity awards granted under our 2005 Stock Plan) for a price per share that is less than the Conversion Price at the time of such issuance or sale, the Conversion Rate immediately will be adjusted by multiplying the Conversion Rate by the quotient of (x) the Conversion Price at the time of such issuance or sale divided by (y) the product of the Conversion Price at the time of such issuance or sale multiplied by (a) an amount equal to the sum of (i) the number of shares of common stock outstanding and deemed to be outstanding immediately prior to such sale plus the number of shares of common stock to be issued upon such issuance or sale multiplied by the Conversion Price at the time of such issuance or sale and (ii) the total consideration received and deemed to be received by us upon such issuance and sale and (b) dividing the result by an amount equal to (i) the sum of (A) the amount determined in (a) and (B) the product of the number of shares issued or sold multiplied by the Conversion Price at the time of such issuance or sale, minus (ii) the consideration received.

Voting Rights

Holders of the Series A Preferred Stock have the same voting rights as holders of our common stock and will vote together with holders of common stock as a single class on an as-converted basis, except as set forth below.

If and whenever distributions on any shares of Series A Preferred Stock or any series or class of parity stock are in arrears for six or more quarterly periods (whether or not consecutive), the number of directors then constituting the board of directors will be increased by two and the holders of such shares of Series A Preferred Stock (voting together as a single class with all other shares of parity stock of any other class or series which is entitled to similar voting rights (excluding common stock, or the Voting Preferred Stock)), will be entitled to vote for the election of the two additional directors of our company at any annual meeting of stockholders or at a special meeting of the holders of the Series A Preferred Stock and of the Voting Preferred Stock called for that purpose. We must call such special meeting upon the request of any holder of record of shares of Series A Preferred Stock. Whenever dividends in arrears on outstanding shares of the Series A Preferred Stock and the Voting Preferred Stock have been paid and dividends thereon for the current quarterly dividend period have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Stock to elect such additional two directors will cease and the terms of office of such directors will terminate, with the number of directors constituting the board of directors being reduced accordingly.

The affirmative vote or consent of at least 66 2 / 3 % of the votes entitled to be cast by the holders of the outstanding Series A Preferred Stock and the holders of all other classes or series of preferred stock of our company entitled to vote on such matters, voting as a single class, will be required to (i) authorize the creation of, the increase in the authorized amount of, or issuance of any shares of any class of senior stock or any security convertible into shares of any class of senior stock or (ii) amend, alter or repeal any provision of, or add any provision to, the charter, including the Articles Supplementary for the Series A Preferred Stock, if such action would materially adversely affect the voting powers, rights or preferences of the holders of the Series A Preferred Stock. The amendment of the charter to authorize, create, or increase the authorized amount of junior stock or any class of parity stock, is not deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series A Preferred Stock.

With respect to the exercise of the above described voting rights, each share of Series A Preferred Stock is entitled to a number of votes equal to the Conversion Rate then in effect. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Transfer Agent and Registrar

The transfer agent and registrar for our Series A Preferred Stock is American Stock Transfer & Trust Company.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “How to Obtain More Information.”

General

Our charter provides that we may issue up to 400,000,000 shares of common stock, par value $0.01 per share, and 200,000,000 shares of preferred stock, par value $0.01 per share, including up to 2,000,000 shares of Series A Cumulative Convertible Redeemable Preferred Stock. As of June 1, 2008, 9,320,094 shares of common stock and 1,000,000 shares of Series A Preferred Stock were issued and outstanding. As of June 1, 2008, no other class or series of preferred stock of our company was issued or outstanding. Under Maryland law, our stockholders are not generally liable for our debts or obligations. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of shares of capital stock of any class or series that we have the authority to issue, without your approval.

Voting Rights of Common Stock

Subject to the provisions of our charter regarding restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of our stock, such as our Series A Preferred Stock, the holders of our common stock possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the sum of our outstanding shares of common stock and outstanding shares of Series A Preferred Stock, on an “as-converted” basis, voting together as a single class, can elect all of the directors then standing for election. Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, or engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval by a majority of all the votes entitled to be cast on the matter for the matters described in the preceding sentence.

Dividends, Liquidation and Other Rights

All shares of our common stock are duly authorized, fully paid and nonassessable. Holders of our shares of common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock, including our Series A Preferred Stock, and to the provisions of our charter regarding restrictions on transfer and ownership of our stock.

Holders of our shares of common stock have no appraisal, preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of capital stock contained in our charter and to the ability of the board of directors to create shares of common stock with differing voting rights, all shares of common stock have equal dividend, liquidation and other rights.

Preferred Stock

Our charter authorizes our board of directors to reclassify any unissued shares of common stock into preferred stock, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors. Prior to issuance of shares of each class or series of preferred stock, our board of directors is required by Maryland law and our charter to fix, subject to our charter restrictions on transfer and ownership, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for you or otherwise be in your best interest.

Please see “Description of Series A Preferred Stock” in this prospectus for a summary of the terms of our outstanding shares of Series A Preferred Stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in your best interest.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Internal Revenue Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of any taxable year. In addition, if certain “disqualified organizations” hold our stock, although the law on the matter is unclear, a tax might be imposed on us if a portion of our assets is treated as a taxable mortgage pool. In addition, a tax will be imposed on us if certain disqualified organizations hold our stock and we hold a residual interest in a real estate mortgage investment conduit, or REMIC.

To help us to qualify as a REIT, our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and prohibits certain entities from owning our stock. Our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, either (i) more than 9.9% in value of our outstanding shares of capital stock or (ii) more than 9.9% in value or in number of shares, whichever is more restrictive, of our outstanding common stock. Our board of directors is permitted under our charter to waive these ownership limits on a case by case basis so long as the waiver will not cause us to fail to comply with applicable REIT ownership requirements under the Internal Revenue Code. Our charter prohibits the following “disqualified organizations” from owning our stock: the United States; any state or political subdivision of the United States; any foreign government; any international organization; any agency or instrumentality of any of the foregoing; any other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the Internal Revenue Code, that is exempt from both income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and any rural electrical or telephone cooperative.

Our charter also prohibits any person from (a) beneficially or constructively owning shares of our capital stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code, and (b) transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the above ownership limits and any of the restrictions described in the first sentence of the paragraph directly above. However, the board of directors may not grant an exemption to any person unless the board of directors obtains such representations, covenants and undertakings as the board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our status as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.

In connection with the private offering of our Series A Preferred Stock on January 18, 2008, our board of directors granted a waiver to allow JMP Group, Inc. and certain of its affiliates to acquire stock in amounts in excess of the 9.9% ownership limits. In connection with the resale of our Series A Preferred Stock and common stock covered by this registration statement, our board of directors, in its sole discretion, may grant additional waivers from the 9.9% ownership limits.

Any transfer that results in our shares of stock being owned by fewer than 100 persons will be void. However, if any transfer of our shares of stock occurs which, if effective, would result in any person beneficially or constructively owning shares of stock in excess or in violation of the above transfer or ownership limitations, known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust’s charitable beneficiary. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee, in its sole discretion, will have the authority to:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the trustee; and

•	recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

•
the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner that are owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

•	such shares will be deemed to have been sold on behalf of the charitable trust; and

•
to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•	the market price on the date we, or our designee, accept such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner that are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.

Every holder of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in value of all classes or series of our capital stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such holder, the number of shares of each class and series of shares of our stock that the holder beneficially owns and a description of the manner in which the shares are held. Each holder shall provide to us such additional information as we may request in order to determine the effect, if any, of the holder’s beneficial ownership on our status as a REIT and to ensure compliance with our ownership limitations. In addition, each stockholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Our ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or might otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company.

CERTAIN PROVISIONS OF MARYLAND LAW

AND OUR CHARTER AND BYLAWS

The following description of certain provisions of Maryland law and of our charter and bylaws is only a summary. For a complete description, we refer you to the applicable Maryland law, our charter and our bylaws. Copies of our charter and bylaws were filed as exhibits to the registration statement of which this prospectus is a part. See “How to Obtain More Information.”

Number of Directors; Vacancies

Our charter and bylaws provide that the number of our directors shall be nine and may only be increased or decreased by a vote of a majority of the members of our board of directors. Our board of directors has determined that the board should currently consist of seven directors. Our charter provides that any vacancy, including a vacancy created by an increase in the number of directors, may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum.

Removal of Directors

Our charter provides that a director may be removed with or without cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. Absent removal of all of our directors, this provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

Amendment to the Charter

Generally, our charter may be amended only by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter. However, provisions in our charter related to (1) removal of directors, (2) blank check stock and (3) the restrictions on transfer and ownership may only be amended by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Dissolution

Our dissolution must be approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person or entity who beneficially owns 10% or more of the voting power of our stock; or

•
an affiliate or associate of ours who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

A person is not an interested stockholder if our board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then outstanding shares of voting stock; and

•
two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are approved by our board of directors before the time that the interested stockholder becomes an interested stockholder.

As permitted by the Maryland General Corporation Law, our board of directors has adopted a resolution that the business combination provisions of the Maryland General Corporation Law will not apply to us.

Control Share Acquisitions

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or directors who are our employees are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares that, if aggregated with all other shares currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders meeting.

If voting rights are not approved at the stockholders meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our charter or bylaws.

Our bylaws contain a provision exempting any and all acquisitions of our shares of stock from the control shares provisions of Maryland law. Nothing prevents our board of directors from amending or repealing this provision in the future.

Limitation of Liability and Indemnification

Our charter limits, to the maximum extent permitted by Maryland law, the liability of our directors and officers for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a final proceeding to, any of our present or former directors or officers or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee. The indemnification covers any claim or liability arising from such status against the person.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

Maryland law permits us to indemnify our present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit of money, property or services; or

•	in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, Maryland law prohibits us from indemnifying our present and former directors and officers for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged to be liable for an improper personal benefit unless in either case a court orders indemnification and then only for expenses. Maryland law requires us, as a condition to advancing expenses in certain circumstances, to obtain:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by us if it is ultimately determined that the standard of conduct is not met.

In addition, indemnification could reduce the legal remedies available to us and our stockholders against our officers and directors. The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors and officers will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a adjudication on the merits in favor of the director or officer on each count involving alleged securities law violations;

•	all claims against the director or officer have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the director or officer and finds that indemnification with respect to the settlement and the related costs should be allowed after being advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Meetings of Stockholders

Special meetings of stockholders may be called only by the chairman of our board of directors, our chief executive officer or our president. Subject to the satisfaction of certain conditions, a special meeting of stockholders may also be called by our secretary upon the written request of the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•
by a stockholder who was a stockholder of record both at the time of the giving of notice by the stockholder and at the time of the meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of individuals for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by our board of directors; or

•
provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who was a stockholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five of the following provisions:

•	a classified board of directors, meaning that the directors may be divided into up to three classes with only one class standing for election in any year,

•	a director may be removed only by a two-thirds vote of the stockholders,

•	a requirement that the number of directors be fixed only by vote of the directors,

•
a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the new director to serve the remainder of the full term of the class of directors in which the vacancy occurred, and

•	a requirement that stockholder-called special meetings of stockholders may only be called by stockholders holding a majority of the outstanding stock.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds vote for the removal of any director from our board, (b) vest in our board of directors the exclusive power to fix the number of directorships, (c) require vacancies on the board of directors to be filled only by the remaining directors and (d) require that stockholder-called special meetings of stockholders may only be called by stockholders holding a majority of our outstanding stock. Further, although we do not currently have a classified board of directors, Subtitle 8 permits our board of directors, without stockholder approval and regardless of what is provided in our charter or bylaws, to implement takeover defenses that we may not yet have, such as dividing the members of our board of directors into up to three classes with only one class standing for election in any year.

The business combination and control share acquisition provisions of Maryland law (if the applicable provisions in our bylaws are rescinded), the provisions of our charter on the removal of directors, the ownership limitations required to protect our REIT status, the board of directors’ ability to increase the aggregate number of shares of capital stock and issue shares of preferred stock with differing terms and conditions, and the advance notice provisions of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for you or might otherwise be in your best interest.

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

This section summarizes the federal income tax issues that you, as a holder of our common stock or Series A Preferred Stock, may consider relevant. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders of our stock in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in “Taxation of Non-U.S. Stockholders” below).

The statements in this section are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We elected to be taxed as a REIT under the federal income tax laws commencing with our short taxable year ended on December 31, 2004. We believe that we are organized and we operate in such a manner so as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT. These laws are highly technical and complex.

Our continued qualification as a REIT depends on our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. No assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. We describe the REIT qualification tests in more detail below. For a discussion of the tax treatment of us and our stockholders if we fail to qualify as a REIT, see “—Failure to Qualify.”

As a REIT, we generally will not be subject to federal income tax on the REIT taxable income that we distribute to our stockholders, but taxable income generated by Hypotheca, our taxable REIT subsidiary, will be subject to regular corporate income tax. The benefit of that tax treatment is that it avoids the double taxation, or taxation at both the corporate and stockholder levels, that generally applies to distributions by a corporation to its stockholders. However, we will be subject to federal tax in the following circumstances:

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We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to stockholders.

•	We will pay income tax at the highest corporate rate on:

o	net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

o	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Requirements for Qualification — Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

o
the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which 95% of our gross income exceeds the amount of our income qualifying under the 95% gross income test, multiplied by a fraction intended to reflect our profitability.

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In the event of a more than de minimis failure of any of the asset tests, as described below under “Requirement for Qualification — Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of the assets that caused such failure with the IRS, and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy any of the asset tests.

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In the event of a failure to satisfy one or more requirements for REIT qualification, other than the gross income tests or the asset tests, as long as such failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during a calendar year at least the sum of:

o	85% of our REIT ordinary income for the year,

o	95% of our REIT capital gain net income for the year, and

o	any undistributed taxable income required to be distributed from earlier periods,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions between us and a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

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If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

o	the amount of gain that we recognize at the time of the sale or disposition, and

o	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

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If we own a residual interest in a REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held by “disqualified organizations.” Similar rules may apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or an equity interest in a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “Requirements for Qualification — Organizational Requirements — Taxable Mortgage Pools.” A “disqualified organization” includes:

o	the United States;

o	any state or political subdivision of the United States;

o	any foreign government;

o	any international organization;

o	any agency or instrumentality of any of the foregoing;

o
any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

o	any rural electrical or telephone cooperative.

For this reason, our charter prohibits disqualified organizations from owning our stock.

Requirements for Qualification

Organizational Requirements

A REIT is a corporation, trust, or association that meets each of the following requirements:

(1) It is managed by one or more trustees or directors.

(2) Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

(3) It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

(4) It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

(5) At least 100 persons are beneficial owners of its shares or ownership certificates.

(6) Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year.

(7) It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

(8) It meets certain other qualification tests, described below, regarding the nature of its income and assets and the distribution of its income.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 applied to us beginning with our 2005 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

We believe that we have issued sufficient stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation all of the capital stock of which is owned by the REIT and that has not elected to be a taxable REIT subsidiary. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (described in “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Thus, our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries. A REIT is permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries,” or TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We have elected to treat Hypotheca and its wholly owned subsidiary, The New York Mortgage Company, Inc., as TRSs. Hypotheca is subject to corporate income tax on its taxable income. See “— Taxable REIT Subsidiaries.”

Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

We may make investments or enter into financing and securitization transactions that give rise to our being considered to be, or to own an interest in, one or more taxable mortgage pools. Where an entity, or a portion of an entity, is classified as a taxable mortgage pool, it is generally treated as a taxable corporation for federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary, that is a taxable mortgage pool. The portion of the REIT’s assets, held directly or through a qualified REIT subsidiary, that qualifies as a taxable mortgage pool is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the taxable mortgage pool classification does not affect the tax status of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s stockholders. The Treasury Department has yet to issue regulations governing the tax treatment of the stockholders of a REIT that owns an interest in a taxable mortgage pool.

A portion of our income from a taxable mortgage pool arrangement, which might be non-cash accrued income, or “phantom” taxable income, could be treated as “excess inclusion income.” Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income allocable to the holder of a REMIC residual interest or taxable mortgage pool interest over (ii) the sum of an amount for each day in the calendar quarter equal to the product of (a) the adjusted issue price at the beginning of the quarter multiplied by (b) 120% of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). This non-cash or “phantom” income is subject to the distribution requirements that apply to us and could therefore adversely affect our liquidity. See “— Distribution Requirements.”

Our excess inclusion income would be allocated among our stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See “—Taxation of Non-U.S. Stockholders.” The manner in which excess inclusion income would be allocated among shares of different classes of our stock or how such income is to be reported to stockholders is not clear under current law. Tax-exempt investors, foreign investors, and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in our stock.

If we were to own less than 100% of the ownership interests in an entity that is classified as a taxable mortgage pool, the foregoing rules would not apply. Rather, the entity would be treated as a corporation for federal income tax purposes, and its income would be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We currently do not own, and currently do not intend to own some, but less than all, of the ownership interests in an entity that is or will become a taxable mortgage pool, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	amounts, such as commitment fees, received in consideration for entering into an agreement to make a loan secured by real property, unless such amounts are determined by income and profits;

•
income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

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income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these. Gross income from servicing and loan origination fees is not qualifying income for purposes of either gross income test. In addition, gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. For taxable years beginning on and after January 1, 2005, income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such are excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the 75% gross income test). We will monitor the amount of our nonqualifying income and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•
an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

The interest, original issue discount, and market discount income that we receive from our mortgage loans and mortgage-backed securities generally will be qualifying income for purposes of both gross income tests. However, as discussed above, if the fair market value of the real estate securing any of our loans is less than the principal amount of the loan, a portion of the income from that loan will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

Dividends. Our share of any dividends received from any corporation (including Hypotheca and any other TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Rents from Real Property. We do not hold and do not intend to acquire any real property with the proceeds of this offering, but we may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

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First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

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Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to a modification of a lease with a controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

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Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render noncustomary services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and noncustomary services to tenants without tainting its rental income from the related properties.

Hedging Transactions. From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income and gain from “hedging transactions” is excluded from gross income for purposes of the 95% gross income test (but not the 75% gross income test). A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into. To the extent that we hedge or for other purposes, or to the extent that a portion of our mortgage loans is not secured by “real estate assets” (as described below under “— Asset Tests”) or in other situations, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We have structured and intend to continue to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” To the extent necessary to avoid the prohibited transactions tax, we will conduct sales of our loans through Hypotheca or one of our other taxable REIT subsidiaries.

It is our current intention that our securitizations of our mortgage loans will not be treated as sales for tax purposes. If we were to transfer mortgage loans to a REMIC, this transfer would be treated as a sale for tax purposes and the sale may be subject to the prohibited transactions tax. As a result, we intend to securitize our mortgage loans only in non-REMIC transactions.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests was due to reasonable cause and not due to willful neglect; and

•	following such failure for any taxable year, a schedule of the sources of our income is filed with the IRS.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which 95% of our gross income exceeds the amount of our income qualifying under the 95% gross income test, multiplied by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs;

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investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities.

Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include:

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“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

o
a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

o	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument of an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership.

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Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Requirements for Qualification — Gross Income Tests.”

The asset tests described above are based on our gross assets. For federal income tax purposes, we will be treated as owning both the loans we hold directly and the loans that we have securitized through non-REMIC debt securitizations. Although we will have a partially offsetting obligation with respect to the securities issued pursuant to the securitizations, these offsetting obligations will not reduce the gross assets we are considered to own for purposes of the asset tests.

We believe that all or substantially all of the mortgage loans and mortgage-backed securities that we own are qualifying assets for purposes of the 75% asset test. For purposes of these rules, however, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws. Although the law on the matter is not entirely clear, it appears that the non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is security for that loan. To the extent that we own debt securities issued by other REITs or C corporations that are not secured by a mortgage on real property, those debt securities will not be qualifying assets for purposes of the 75% asset test. Instead, we would be subject to the second, third and fifth asset tests with respect to those debt securities.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a lower value is applicable. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•
the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that, at the end of any calendar quarter, we violate the second or third asset tests described above, we will not lose our REIT status if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure (ii) file a description of the assets that caused such failure with the IRS, and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

We currently believe that the loans, securities and other assets that we hold satisfy the foregoing asset test requirements. However, no independent appraisals have been or will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that we hold. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

o	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

o	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

•	Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•
We will recognize taxable income in advance of the related cash flow if any of our mortgage loans or mortgage-backed securities are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•
We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

•
We may recognize taxable income without receiving a corresponding cash distribution if we foreclose on or make a significant modification to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds our basis in the original loan.

•	We may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Requirements for Qualification — Gross Income Tests” and “— Requirements for Qualification — Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and domestic non-corporate stockholders might be eligible for the reduced federal income tax rate of 15% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

The term “U.S. stockholder” means a holder of our stock that, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•
a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

As long as we qualify as a REIT, a taxable “U.S. stockholder” must take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 15% tax rate for “qualified dividend income.” Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to most U.S. noncorporate stockholders. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally will not be eligible for the new 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (i) attributable to dividends received by us from non-REIT corporations, such as our TRSs, and (ii) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 120-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.

If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held its stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. See “—Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as a preference item.

We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the stock has been held for one year or less, assuming the stock is a capital asset in the hands of the U.S. stockholder.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Our excess inclusion income generally will be allocated among our stockholders to the extent that it exceeds our REIT taxable income in a particular year. A stockholder’s share of excess inclusion income would not be allowed to be offset by any net operating losses otherwise available to the stockholder.

Taxation of U.S. Stockholders on the Disposition of Our Stock

In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held the stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of stock held by such stockholder for six-months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the stock may be disallowed if the U.S. stockholder purchases substantially identical stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 35% (which rate will apply for the period from January 1, 2003 to December 31, 2010). The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 15% through December 31, 2008. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000 ($1,500 for married individuals filing separate returns). A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

We will report to our stockholders and to the IRS the amount of dividends we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS, Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. stockholders, see “—Taxation of Non-U.S. Stockholders.”

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, foreign, state, and local income tax laws on ownership of our stock, including any reporting requirements.

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any ordinary dividend paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us, or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

However, reduced treaty rates are not available to the extent that the income allocated to the foreign stockholder is excess inclusion income. Our excess inclusion income generally will be allocated among our stockholders to the extent that it exceeds our REIT taxable income in a particular year.

A non-U.S. stockholder will not incur U.S. tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, by filing a U.S. tax return, a non-U.S. stockholder may obtain a refund of amounts that we withhold of we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

For any year in which we qualify as a REIT, a non-U.S. stockholder could incur tax on distributions that are attributable to gain from our sale or exchange of “U.S. real property interests” under special provisions of the federal income tax laws known as FIRPTA. The term “U.S. real property interests” includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. We do not expect to make significant distributions that are attributable to gain from our sale or exchange of U.S. real property interests. Moreover, any distributions that are attributable to our sale of real property will not be subject to FIRPTA, but instead will be treated as ordinary dividends as long as (1) our shares of stock are “regularly traded” on an established securities market in the United States and (2) the non-U.S. stockholder did not own more than 5% of the class of our stock on which the distribution is made during the one-year period ending on the date of the distribution. If, however, we were to make a distribution that is attributable to gain from our sale or exchange of U.S. real property interests and a non-U.S. stockholder were subject to FIRPTA on that distribution, the non-U.S. stockholder would be taxed on the distribution as if such amount were effectively connected with a U.S. business of the non-U.S. Holder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual . A non-U.S. corporate stockholder not entitled to treaty relief or exemption also could be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder would receive a credit against its U.S. federal income tax liability for any amount we withhold.

A non-U.S. stockholder should not incur a tax under FIRPTA on gains from the disposition of our stock because we are not and do not expect to be a U.S. real property holding corporation, or a corporation the fair market value of whose U.S. real property interests equals or exceeds 50% of the fair market value of its stock. In addition, even if we were to become a U.S. real property holding corporation, a non-U.S. stockholder would not incur tax under FIRPTA with respect to gain realized upon a disposition of our stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our outstanding stock. Moreover, even if we are treated as a U.S. real property holding corporation, a non-U.S. stockholder that owned, actually or constructively, 5% or less of our stock at all times during a specified testing period would not incur tax under FIRPTA on gain from the disposition of our stock if the class of stock held is “regularly traded” on an established securities market. However, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•
the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or

•
the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a tax of 30% on his or her capital gains.

Taxable REIT Subsidiaries

As described above, we may own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by us. A corporation will not qualify as a TRS if it directly or indirectly operates or manages any hotels or health care facilities or provides rights to any brand name under which any hotel or health care facility is operated.

We and our corporate subsidiary must elect for the subsidiary to be treated as a TRS. A corporation of which a qualifying TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and us or our tenants that are not conducted on an arm’s-length basis.

We have elected to treat Hypotheca and its wholly owned subsidiary, The New York Mortgage Company, Inc., as TRSs. Hypotheca is subject to corporate income tax on its taxable income. We believe that all transactions between us and Hypotheca and any other TRS that we form or acquire (including sales of loans from Hypotheca to us or a qualified REIT subsidiary) have been and will be conducted on an arm’s-length basis.

State and Local Taxes

We and/or the holders of our stock may be subject to taxation by various states and localities, including those in which we or a holder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in our stock.

PLAN OF DISTRIBUTION

We are registering the resale from time to time of the shares of our Series A Preferred Stock and common stock offered by this prospectus in accordance with the terms of a registration rights agreement we entered into with the selling stockholders in connection with our January 2008 private offering of Series A Preferred Stock. The registration of these shares, however, does not necessarily mean that any of the shares will be offered or sold by the selling stockholders or their respective donees, pledgees or other transferees or successors in interest. We will not receive any proceeds from the sale of our Series A Preferred Stock and common stock offered by this prospectus.

The sale of the shares of our Series A Preferred Stock and common stock by any selling stockholder, including any donee, pledgee or other transferee or successor who receives shares from a selling stockholder, may be effected from time to time by direct sales to purchasers or by sales to or through broker-dealers. In connection with any sale, a broker-dealer may act as agent for the selling stockholder or may purchase from the selling stockholder all or a portion of the shares as principal. Sales of our common stock may be made on the NASDAQ Capital Market or other exchanges or markets on which our common stock and/or Series A Preferred Stock is then traded, listed or quoted, or in private transactions. As of June 18, 2008, our Series A Preferred Stock was not listed on any securities exchange or market.

The shares of Series A Preferred Stock and common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to the prevailing market prices; or

•	otherwise negotiated prices.

The shares of Series A Preferred Stock and common stock may be sold in one or more of the following transactions:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	through the writing of options whether such options are listed on an options exchange or otherwise;

•
block trades (which may involve crosses or transactions in which the same broker acts as an agent on both sides of the trade) in which a broker-dealer may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

•	a special offering, an exchange distribution or a secondary distribution in accordance with applicable rules of the Financial Industry Regulatory Authority, Inc. or stock exchange;

•	through the settlement of short sales:

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for the shares;

•	sales in other ways not involving market makers or established trading markets, including privately-negotiated direct sales to purchasers;

•	any other legal method; and

•	any combination of these methods.

In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the selling stockholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the shares for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions and will be in amounts to be negotiated.

The distribution of the shares of Series A Preferred Stock and common stock also may be effected from time to time in one or more underwritten transactions. Any underwritten offering may be on a “best efforts” or a “firm commitment” basis. In connection with any underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the shares. Underwriters may sell the shares to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The maximum underwriting compensation in connection with any offering of the securities registered hereunder shall not exceed 10% of the gross offering proceeds plus an additional 0.5% of the gross offering proceeds for bona fide due diligence expenses.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there any underwriter or coordinating broker-dealer acting in connection with any proposed sale of shares by the selling stockholders. We will file a supplement to this prospectus, if required, under Rule 424(b) under the Securities Act upon being notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. This supplement will disclose:

•	the name of the selling stockholders and of participating brokers and dealers;

•	the number of shares involved;

•	the price at which the shares are to be sold;

•	the commissions paid or the discounts or concessions allowed to the broker-dealers, where applicable;

•	that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

The selling stockholders and any underwriters, or brokers-dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by them and any discounts, commissions or concessions received by any underwriters, dealers, or agents may be deemed to be underwriting compensation under the Securities Act. Because the selling stockholders may be deemed to be “underwriters” under the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and its rules and regulations. For example, the anti-manipulative provisions of Regulation M may limit the ability of the selling stockholders or others to engage in stabilizing and other market making activities.

From time to time, the selling stockholders may pledge their shares of Series A Preferred Stock and common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon default by a selling stockholder, the broker may offer and sell such pledged shares from time to time. Upon a sale of the shares, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event the selling stockholders default under any customer agreement with brokers.

Some of the shares of Series A Preferred Stock and common stock covered by this prospectus may be sold in private transactions or under Rule 144 under the Securities Act rather than under this prospectus.

Our shares of common stock are traded on the NASDAQ Capital Market under the symbol “NYMT”. Our Series A Preferred Stock is not currently listed on any securities exchange or other market. However, we have agreed to use our commercially reasonable best efforts to cause the Series A Preferred Stock to be listed on the NASDAQ Capital Market. We cannot assure you that we will satisfy the listing standards of the NASDAQ Capital Market for our Series A Preferred Stock or, upon satisfaction of the listing standards, that the NASDAQ Capital Market will approve the listing of our Series A Preferred Stock.

The shares of Series A Preferred Stock and common stock offered hereby were originally issued to the selling stockholders in a private offering pursuant to available exemptions from the registration requirements of the Securities Act. We agreed to register the shares under the Securities Act and to keep the registration statement of which this prospectus is a part effective for a specified period of time. We will not receive any of the proceeds from the sale of our shares of Series A Preferred Stock and common stock by the selling stockholders. We will pay the registration and other offering expenses related to this offering, but the selling stockholders will pay all underwriting discounts and brokerage commissions incurred in connection with the offering. We have agreed to indemnify the selling stockholders against various liabilities, including liabilities under the Securities Act.

In order to comply with some states’ securities laws, if applicable, the Series A Preferred Stock and common stock will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states the Series A Preferred Stock and common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and is satisfied.

LEGAL MATTERS

The legality of any shares the Series A Preferred Stock and the common stock issuable upon conversion thereof will be passed upon for us by Hunton & Williams LLP. In addition, we have based the description of federal income tax consequences in “Federal Income Tax Consequences of Our Status as a REIT” upon the opinion of Hunton & Williams LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2007, and the financial statements from which the selected financial data included in this prospectus under the caption “Selected Financial Data” have been derived, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein and elsewhere in the registration statement of which this prospectus is a part. Such financial statements, and selected financial data have been included herein and elsewhere in the registration statement of which this prospectus is a part in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution. *

The following table sets forth the costs and expenses of the sale and distribution of the shares of common stock being registered, all of which are being borne by the Registrant.

Securities and Exchange Commission registration fee	$786
Printing and mailing fees	$5,000
Legal fees and expenses	$30,000
Accounting fees and expenses	$50,000
Miscellaneous	$4,214
Total	$90,000

*   All fees and expenses other than the SEC Registration fee are estimated.

Item 15.     Indemnification of Officers and Directors.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate us to indemnify any present or former director or officer or any individual who, while a director or officer of us and at the request of us, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as a present or former director or officer of us and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of us and at the request of us, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as a present or former director or officer of us and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of us in any of the capacities described above and any employee or agent of us or a predecessor of us.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Item 16.    Exhibits.

Exhibits. The exhibits required by Item 601 of Regulation S-K are listed below.

Exhibit	Description
3.1(a)
Articles of Amendment and Restatement of New York Mortgage Trust, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11 as filed with the Securities and Exchange Commission (Registration No. 333-111668), effective June 23, 2004).

3.1(b)	Articles of Amendment of New York Mortgage Trust, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 4, 2007).

3.1(c)	Articles of Amendment of the Registrant (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 4, 2007).

3.1(d)	Articles of Amendment of New York Mortgage Trust, Inc. (Incorporated by reference to Exhibit 3.1(d) to the Company’s Current Report on Form 8-K filed on May 16, 2008).

3.1(e)	Articles of Amendment of New York Mortgage Trust, Inc. (Incorporated by reference to Exhibit 3.1(e) to the Company’s Current Report on Form 8-K filed on May 16, 2008).

3.2(a)
Bylaws of New York Mortgage Trust, Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11 as filed with the Securities and Exchange Commission (Registration No. 333-111668), effective June 23, 2004).

3.2(b)	Amendment No. 1 to Bylaws of New York Mortgage Trust, Inc.

4.1
Form of Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11 as filed with the Securities and Exchange Commission (Registration No. 333-111668), effective June 23, 2004).

4.2(a)
Junior Subordinated Indenture between The New York Mortgage Company, LLC and JPMorgan Chase Bank, National Association, as trustee, dated September 1, 2005. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on September 6, 2005).

4.2(b)
Amended and Restated Trust Agreement among The New York Mortgage Company, LLC, JPMorgan Chase Bank, National Association, Chase Bank USA, National Association and the Administrative Trustees named therein, dated September 1, 2005. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on September 6, 2005).

4.3(a)
Articles Supplementary Establishing and Fixing the Rights and Preferences of Series A Cumulative Redeemable Convertible Preferred Stock of the Company (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 25, 2008).

4.3(b)	Form of Series A Cumulative Redeemable Convertible Preferred Stock Certificate (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 25, 2008).

5.1	Opinion of Hunton & Williams LLP*

8.1	Opinion of Hunton & Williams LLP (with respect to certain tax matters)*

12.1	Computation of Ratios*

21.1	List of Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008).

23.1	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP).*

23.2	Consent of Hunton & Williams LLP (included in Exhibits 5.1 and 8.1).*

24.1	Power of Attorney (included on signature page of the Registration Statement).*

Filed herewith.

Item 17.     Undertakings.

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of these securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(iii) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to director, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 18, 2008.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

By:	/s/ Steven R. Mumma
Name: Steven R. Mumma
Title: Co-Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below. Each of the directors and/or officers of New York Mortgage Trust, Inc. whose signature appears below hereby appoints David A. Akre and Steven R. Mumma, and each of them individually, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the SEC, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable New York Mortgage Trust, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the SEC.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Akre	Vice Chairman and	June 18, 2008
David A. Akre	Co-Chief Executive Officer
(Principal Executive Officer)

/s/ Steven R. Mumma	President, Co-Chief Executive Officer,	June 18, 2008
Steven R. Mumma	Chief Financial Officer and Director
(Principal Financial Officer)

/s/ James J. Fowler	Non-Executive Chairman of the Board	June 18, 2008
James J. Fowler

/s/ Steven M. Abreu	Director	June 18, 2008
Steven M. Abreu

/s/ David R. Bock	Director	June 18, 2008
David R. Bock

/s/ Alan L. Hainey	Director	June 18, 2008
Alan L. Hainey

	Director	June , 2008
Steven G. Norcutt

INDEX TO EXHIBITS

Exhibit	Description
3.1(a)
Articles of Amendment and Restatement of New York Mortgage Trust, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11 as filed with the Securities and Exchange Commission (Registration No. 333-111668), effective June 23, 2004).

3.1(b)	Articles of Amendment of New York Mortgage Trust, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 4, 2007).

3.1(c)	Articles of Amendment of the Registrant (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 4, 2007).

3.1(d)	Articles of Amendment of New York Mortgage Trust, Inc. (Incorporated by reference to Exhibit 3.1(d) to the Company’s Current Report on Form 8-K filed on May 16, 2008).

3.1(e)	Articles of Amendment of the Registrant (Incorporated by reference to Exhibit 3.1(e) to the Company’s Current Report on Form 8-K filed on May 16, 2008).

3.2(a)
Bylaws of New York Mortgage Trust, Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11 as filed with the Securities and Exchange Commission (Registration No. 333-111668), effective June 23, 2004).

3.2(b)	Amendment No. 1 to Bylaws of New York Mortgage Trust, Inc.

4.1
Form of Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11 as filed with the Securities and Exchange Commission (Registration No. 333-111668), effective June 23, 2004).

4.2(a)
Junior Subordinated Indenture between The New York Mortgage Company, LLC and JPMorgan Chase Bank, National Association, as trustee, dated September 1, 2005. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on September 6, 2005).

4.2(b)
Amended and Restated Trust Agreement among The New York Mortgage Company, LLC, JPMorgan Chase Bank, National Association, Chase Bank USA, National Association and the Administrative Trustees named therein, dated September 1, 2005. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on September 6, 2005).

4.3(a)
Articles Supplementary Establishing and Fixing the Rights and Preferences of Series A Cumulative Redeemable Convertible Preferred Stock of the Company (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 25, 2008).

4.3(b)	Form of Series A Cumulative Redeemable Convertible Preferred Stock Certificate (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 25, 2008).

5.1	Opinion of Hunton & Williams LLP*

8.1	Opinion of Hunton & Williams LLP (with respect to certain tax matters)*

12.1	Computation of Ratios*

21.1	List of Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008).

23.1	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP).*

23.2	Consent of Hunton & Williams LLP (included in Exhibits 5.1 and 8.1).*

24.1	Power of Attorney (included on signature page of the Registration Statement).*

*   Filed herewith.